UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
_______________________________

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ENTERA BIO LTD.
(Name of Registrant as Specified In Its Charter)
___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Kiryat Hadassah Minrav Building - Fifth Floor Jerusalem, Israel
NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

[____], 2025

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Entera Bio Ltd., a company formed under the laws of the State of Israel (“we,” “Entera,” or the “Company”), will be held on July 16, 2025 at 08:00 AM Eastern Time, at our offices located at Kiryat Hadassah, Minrav Building – Fifth Floor, Jerusalem Israel 9112002, for the following Agenda Items:

1.	To elect Ms. Haya Taitel to serve as a Class II director of the Company until the Company’s annual general meeting of shareholders to be held in 2028:

2.	To ratify and approve the compensation terms, as described in the accompanying proxy statement, to Ms. Miranda Toledano, our Chief Executive Officer and a Director;

3.	To ratify and approve the compensation terms, as described in the accompanying proxy statement, to Dr. Gregory Burshtein, our Chief of Research and Development;

4.	To ratify and approve the compensation terms, as described in the accompanying proxy statement, to Ms. Dana Yaacov-Garbeli, our Chief Financial Officer;

5.	To ratify and approve the amended and restated compensation policy for the directors and officers of the Company;

6.	To consider and vote on the advisory resolution regarding the compensation of our named executive officers;

7.
To ratify and approve the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, or PwC, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2025, and authorize the Company’s board of directors (the “Board”), or the Audit Committee, if authorized by the Board, to determine the compensation of the auditors in accordance with the volume and nature of their services; and

8.	To consider any other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

In addition, our shareholders will be requested to consider at the Annual Meeting our audited consolidated financial statements for the fiscal year ended December 31, 2024. No vote is required regarding this item.

The foregoing proposals are described more fully in the enclosed proxy statement, which we urge you to read in its entirety.

Only holders of record of our ordinary shares, par value NIS 0.0000769 per share (the “Ordinary Shares”), at the close of business on Tuesday, May 20, 2025, are entitled to notice of and to attend and vote at the Annual Meeting and any adjournments thereof. The vote required to approve the resolutions to be presented is set forth in each proposal brought for shareholders’ approval in the accompanying proxy statement.

Whether or not you expect to be present at the Annual Meeting, please vote using the Internet, or by mail, in each case by following the instructions in our proxy statement. Shareholders who execute a proxy may nevertheless attend the Annual Meeting, revoke their proxy and vote their shares in person.

Shareholders of record, who do not expect to attend the Annual Meeting in person, are kindly requested to mark, date, sign and mail the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope as promptly as possible to our address below, c/o Dana Yaacov-Garbeli, our Chief Financial Officer. You may also vote your shares through the internet by going to www.voteproxy.com and following the on-screen instructions or scanning the QR code, located on the proxy card, with your smartphone. Please have your proxy card available when you access the webpage. Internet voting is available until 11:59 p.m. Eastern Time on July 15, 2025. If voting by mail, the proxy must be received at our registered office at least four (4) hours prior to the Annual Meeting (that is, by 04:00 a.m. (Eastern time), Wednesday, July 16, 2025) to be validly included in the tally of Ordinary Shares voted at the Annual Meeting. Detailed proxy voting instructions are provided both in the proxy statement and on the enclosed proxy card.

If you are the record holder of your Ordinary Shares, you can also authorize the voting of your shares over the Internet by following the instructions provided above or in the proxy statement. Ordinary Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy.

We will be using the U.S. Securities and Exchange Commission’s “Notice and Access” rules, which allows us to make the Notice of the Annual Meeting, proxy statement and 2024 Annual Report (as defined in the proxy statement) (collectively, the “Proxy Materials”) available on the Internet, as the primary means of furnishing Proxy Materials to our shareholders. On or about June 5, 2025, we will mail to all of our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our Proxy Materials on the Internet and voting by telephone or on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of Proxy Materials. The Proxy Materials are available online at http://www.astproxyportal.com/ast/22270.

A Notice of Internet Availability of Proxy Materials, this proxy statement, including the form of proxy and our 2024 Annual Report are first being made available to shareholders on or about June 5, 2025.

BY ORDER OF THE BOARD OF DIRECTORS

Gerald Lieberman
Chairman of the Board

 Entera Bio Ltd. | 2025 Annual Meeting Proxy Statement

- ii -

Kiryat Hadassah Minrav Building - Fifth Floor Jerusalem, Israel
PROXY STATEMENT

Proxy Statement for Annual Meeting of Shareholders

You are receiving this proxy statement and the enclosed proxy card because you owned ordinary shares, par value NIS 0.0000769 per share (the “Ordinary Shares”), of Entera Bio Ltd. (referred to as the “Company,” “Entera,” “we,” “us,” or “our”), as of the close of business on Tuesday, May 20, 2025 (the “Record Date”), which entitles you to attend and vote at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”). The Company’s board of directors (the “Board”) is soliciting proxies from shareholders who wish to vote at the Annual Meeting. By use of a proxy, you can vote even if you do not attend the Annual Meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be Held on July 16, 2025

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”) are available online at http://www.astproxyportal.com/ast/22270.

We will be using the U.S. Securities and Exchange Commission’s (the “SEC”) “Notice and Access” rules, which allows us to make the Notice of the Annual Meeting, proxy statement and 2024 Annual Report (collectively, the “Proxy Materials”) available on the Internet, as the primary means of furnishing Proxy Materials to our shareholders. On or about June 5, 2025, we began mailing to all of our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our Proxy Materials on the Internet and voting by telephone or on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of Proxy Materials.

We believe the electronic method of delivery under the “Notice and Access” model will decrease postage and printing expenses, expedite delivery of Proxy Materials to you and reduce our environmental impact. We encourage you to take advantage of the availability of the Proxy Materials on the Internet. If you received the Notice but would like to receive a full printed set of the Proxy Materials in the mail, you may follow the instructions in the Notice of Internet Availability of Proxy Materials for requesting such materials.

Date, Time and Place of the Annual Meeting

We will hold the Annual Meeting on Wednesday, July 16, 2025, at 8:00 a.m. Eastern Time at Kiryat Hadassah, Minrav Building – Fifth Floor, Jerusalem Israel 9112002.

INFORMATION ABOUT OUR ANNUAL MEETING

Q:     Who may vote at the Annual Meeting?

A:     You may vote all of the Ordinary Shares that you owned at the close of business the Record Date, which is Tuesday, May 20, 2025. On the Record Date, there were [____] Ordinary Shares outstanding and entitled to be voted at the Annual Meeting. You may cast one vote for each Ordinary Share held by you as of the Record Date on all matters presented at the Annual Meeting for shareholders’ approval.

You do not need to attend the Annual Meeting to vote your Ordinary Shares. Ordinary Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. See “How do I vote?” below.

Q:     What constitutes a quorum, and why is a quorum required?

A:     A quorum is required to conduct business at the Annual Meeting. Pursuant to our Amended and Restated Articles of Association (“Articles”), the presence, in person or by proxy, of at least two shareholders who hold in the aggregate at least 25% of the voting power of our issued and outstanding shares constitutes a quorum. A proxy may be deemed to be two (2) or more shareholders pursuant to the number of shareholders it represents. Under applicable Nasdaq rules, however, a quorum must consist of not less than an aggregate of 33 1/3% of the voting power of our issued and outstanding shares.  Therefore, notwithstanding the lower percentage set forth in our Articles, we will require the greater percentage mandated by Nasdaq in order to determine the presence of a quorum.  If a quorum is not present within half an hour following the time scheduled for the Annual Meeting, the Annual Meeting will be adjourned to the same day in the following week (at the same time and place), or to a later time and date if so specified in the notice of the Annual Meeting, unless such day shall fall on a statutory holiday (either in Israel or in the United States), in which case the Annual Meeting will be adjourned to the first business day afterwards. If at such adjourned meeting a quorum as specified above is not present within half an hour following the time designated for holding the Annual Meeting, subject to certain exceptions, the Articles allow that any two shareholders present in person or by proxy shall constitute a quorum. Under applicable Nasdaq rules, however, a quorum must consist of not less than an aggregate of 33 1/3% of the voting power of our issued and outstanding shares.

Q:     What is the difference between a shareholder of record and a beneficial owner?

A:     If your Ordinary Shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are the “shareholder of record” with respect to those Ordinary Shares. If your Ordinary Shares are held by a brokerage firm, bank, trustee or other agent (a “nominee”), then you are the “beneficial owner” of Ordinary Shares held in “street name.”  If you hold your Ordinary Shares through a nominee, then the Notice of Internet Availability of Proxy Materials, and, if applicable, this proxy statement, the Notice of Annual Meeting, the accompanying proxy and the 2024 Annual Report have been forwarded to you by that nominee who is considered, with respect to those Ordinary Shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your Ordinary Shares by following the instructions provided by your nominee for voting.

If you hold Ordinary Shares through a nominee, it is critical that you instruct the nominee how to vote your Ordinary Shares if you want your Ordinary Shares to be voted. See “What if I am a beneficial shareholder and I do not give the nominee voting instructions?” below.

Q:     Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

A:    We are distributing our Proxy Materials to certain shareholders via the Internet under the SEC’s “Notice and Access” rules. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the Proxy Materials and voting. On or about June 5, 2025, we began mailing a “Notice of Internet Availability of Proxy Materials” to participating shareholders containing instructions on how to access the proxy materials on the Internet and how to vote.

Q:     How do I vote?

A:     If you are a shareholder of record, you may vote:

•        via Internet;

•        by mail; or

•        in person at the Annual Meeting.

Shareholders of record, who do not expect to attend the Annual Meeting in person, are kindly requested to mark, date, sign and mail the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope as promptly as possible to our address below, c/o Dana Yaacov-Garbeli, our Chief Financial Officer. You may also vote your shares through the Internet by going to www.voteproxy.com and following the on-screen instructions or scanning the QR code, located on the proxy card, with your smartphone. Please have your proxy card available when you access the webpage. Internet voting is available until 11:59 p.m. Eastern Time the day before the Annual Meeting. Your Internet delivery authorizes the named proxy holders to vote your shares in the same manner as if you marked, signed and returned your proxy via the mail. If voting by mail, the proxy must be received at our registered office at least four (4) hours prior to the Annual Meeting (that is, by 04:00 a.m. Eastern time, Wednesday, July 16, 2025) to be validly included in the tally of Ordinary Shares voted at the Annual Meeting. Detailed proxy voting instructions are provided both in the proxy statement and on the enclosed proxy card.

If you hold Ordinary Shares through a nominee, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the Annual Meeting, please bring with you evidence of your ownership as of the Record Date (such as a letter from your nominee confirming your ownership or a bank or brokerage firm account statement).

If you provide specific instructions (by marking a box) with regard to the proposals, your shares will be voted as you instruct. If you sign and return your proxy card or voting instruction form, the persons named as proxies will vote in their discretion on any other matters that properly come before the Annual Meeting and are not included in the proposals set forth above under “Agenda Items.”  Please also see “What if I sign and return my proxy without making any selections?” below.

Q:     What am I voting on and what are the Board’s recommendations?

A:     At the Annual Meeting you will be asked to vote on the following seven proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal		Board Recommendation
1.	To elect Ms. Haya Taitel to serve as a Class II director of the Company until the Company’s annual general meeting of Shareholders to be held in 2028;	FOR
2.	To ratify and approve the compensation terms to Ms. Miranda Toledano, our Chief Executive Officer and a Director;	FOR
3.	To ratify and approve the compensation terms, as described in the accompanying proxy statement, to Dr. Gregory Burshtein, our Chief of Research and Development;	FOR
4.	To ratify and approve the compensation terms, as described in the accompanying proxy statement, to Ms. Dana Yaacov-Garbeli, our Chief Financial Officer;	FOR
5.	To ratify and approve the amended and restated compensation policy for the directors and officers of the Company;	FOR
6.	To consider and vote on the advisory resolution regarding the compensation of our named executive officers;	FOR
7.
To ratify and approve the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, or PwC, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2025, and authorize the Board, or the Audit Committee, if authorized by the Board, to determine the compensation of the auditors in accordance with the volume and nature of their services.
FOR

In addition, we will review and discuss our consolidated financial statements for the fiscal year ended December 31, 2024. We will also consider other business that properly comes before the Annual Meeting in accordance with the Israeli Companies Law, 1999 and the regulations promulgated thereunder (together, the “Israeli Companies Law”) and our Articles.

Q:     What happens if additional matters are presented at the Annual Meeting?

A:     Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as attorneys-in-fact, agents and proxy holders, Miranda Toledano and Dana Yaacov-Garbeli, will have the discretion to vote your Ordinary Shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with the Israeli Companies Law and our Articles.

Q:     What if I abstain on a proposal?

A:     If you sign and return your proxy marked “abstain” on any proposal, your Ordinary Shares will not be voted on that proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote. However, your Ordinary Shares will be counted for purposes of determining whether a quorum is present.

Q:     What if I sign and return my proxy without making any selections?

A:     If you sign and return your proxy without making any selections, your Ordinary Shares will be voted “FOR” Proposals 1-7 described in this proxy statement. If other matters properly come before the Annual Meeting, Miranda Toledano and Dana Yaacov-Garbeli will have the authority to vote on those matters for you at their discretion. As of the date of this proxy statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this proxy statement.

Q:     What if I am a beneficial shareholder and I do not give the nominee voting instructions?

A:     If you are a beneficial shareholder and your Ordinary Shares are held in the name of a nominee, the nominee is bound by the rules of the New York Stock Exchange regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Nominees have the authority to vote shares for which their customers do not provide voting instructions if the matter is a “routine” matter. Only Proposal Seven, ratification and approval of the re-appointment of our independent registered public accountants, is considered a routine matter. As a result, your nominee is not permitted to exercise discretion and vote your Ordinary Shares for or against any of the other proposals described in this proxy statement. A “broker non-vote” occurs when a nominee who holds shares for a beneficial owner submits a proxy but does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining the presence of a quorum but are not counted as votes cast for or against any matter with respect to a matter on which the nominee has not voted.

Q:     Can I change my vote or revoke my proxy after I have delivered my proxy?

A:     Yes, you may change your vote or revoke your proxy prior to the Annual Meeting. If you are a shareholder of record, you may change your vote by delivering to our Chief Financial Officer, at the address set forth under “Where to Obtain Additional Information”, a written notice of revocation or a duly executed proxy bearing a later date (but not less than 24 hours before the Annual Meeting) or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a vote. If you are a beneficial owner, you must contact your nominee to change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Q:     Who can attend the Annual Meeting?

A:     Only shareholders of record as of the Record Date and our invited guests may attend the Annual Meeting. To gain admittance, you must bring a form of personal identification to the Annual Meeting, where your name will be verified against our shareholder list. If a broker or other nominee holds your Ordinary Shares and you plan to attend the Annual Meeting, you should bring a recent brokerage statement showing your ownership of the Ordinary Shares as of the Record Date, a letter from the broker confirming such ownership, and a form of personal identification.

Q:     If I plan to attend the Annual Meeting, should I still vote by proxy?

A:     Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting.

If you vote in advance and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Written ballots will be available at the Annual Meeting for shareholders of record.

Beneficial shareholders who wish to vote in person must request a legal proxy from the broker or other nominee and bring that legal proxy to the Annual Meeting.

Q:     How many votes are required for approval of each of the proposals?

A:     Each of Proposals One, Two, Three, Four, Five and Seven requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy at the Annual Meeting, meaning that more votes must be cast “for” than “against” a given proposal. Abstentions and broker non-votes have no effect on the outcome of any proposal. In addition, while Proposal Six is an advisory proposal that is non-binding on the Company, an affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy at the Annual Meeting is required for such proposal to have been deemed approved by the Company’s shareholders. Under the Israeli Companies Law, Proposals Two, Three, Four, and Five may require, if necessary pursuant to the Israeli Companies Law and in addition to the simple majority vote described above, that either: (i) the Ordinary Shares voting in favor of the proposal include at least a majority of the shareholders who are neither controlling shareholders of the Company nor do they have a personal interest with respect to such proposal voting on the matter (excluding the vote of abstaining shareholders); or (ii) the total shareholdings of the shareholders who are not controlling shareholders of the Company and do not have a personal interest who vote against the proposal do not represent more than 2% of the voting rights in the Company. We refer to this threshold in this proxy statement as a “Special Majority.”

We are not aware of any shareholders that would be deemed to be a controlling shareholder of our Company as of the date hereof for purposes of Proposals Two, Three, Four, and Five.

The term “controlling shareholder” means a shareholder having the ability to direct the activities of a company, other than by virtue of being an “Office Holder” (as defined under the Israeli Companies Law, which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO). Additionally, under the Israeli Companies Law, a shareholder is considered a controlling shareholder (for the purposes of calculating votes in respect of matters involving a personal interest) if the shareholder holds 25% or more of the voting rights in a company (where no other shareholder holds a greater number of voting rights) and/or is otherwise a controlling shareholder as described above.

Under the Israeli Companies Law, a “personal interest” of a shareholder in an act or transaction of a company includes: (i) a personal benefit, gain or other interest of (a) the shareholder, (b) any relative of the shareholder; (c) a company with respect to which the shareholder (or any such relative) serves as a director or the chief executive officer, owns at least 5.0% of the shares or voting rights or has the right to appoint a director or the chief executive officer; and (d) a person acting as a proxy for the shareholder (even if the shareholder himself does not have a personal interest), and (ii) excludes an interest arising solely from the ownership of shares. The term “relative” means a spouse, sibling, parent, grandparent and child, and child, sibling or parent of a spouse or the spouse of any of the foregoing.

The Israeli Companies Law requires that each shareholder voting on Proposals Two, Three, Four and Five indicate whether the shareholder is a controlling shareholder or has a personal interest in the approval of the proposal.

According to the Israeli Companies Law Regulations (exemptions for companies whose securities are listed for trading on a stock exchange outside of Israel) 5760-2000 (the “Relief Regulations”), by signing and submitting the accompanying proxy card, a shareholder declares and approves that it, he or she is not a controlling shareholder and has no personal interest in the approval of Proposals Two, Three, Four and Five except if such shareholder notified the Company of such personal interest in writing. If you believe that you have a personal interest in any of the items on the Annual Meeting agenda and you wish to inform that Company of such personal interest, you should submit such information in advance of voting to the Company at its registered offices at Kiryat Hadassah Minrav Building, 5th Floor, Jerusalem 9122002, Israel, to the attention of Dana Yaacov-Garbeli, our Chief Financial Officer. Alternatively, you may also contact the representative managing your account, who could then contact us on your behalf.

Q:     Where can I find voting results of the Annual Meeting?

A:     We will announce at the Annual Meeting the results for the proposals voted upon, and we will publish final detailed voting results in a Current Report on Form 8-K within four business days following the Annual Meeting.

Q.     Where can I find additional copies of this proxy statement?

A: Copies of this proxy statement are available on our website at https://investors.enterabio.com, under the Investors – SEC Filings tab, at http://www.astproxyportal.com/ast/22270 and on the SEC website, www.sec.gov.

Q:     Where can I find more information?

A:     Our website is located at www.enterabio.com. We make available, free of charge, on our investors section under the heading “SEC Filings” our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is included in this report only as an inactive textual reference. Information contained on, or available through, our website is not incorporated by reference in, or made a part of, this report.

DIRECTORS AND EXECUTIVE OFFICERS

According to our Articles, the number of members of our Board must be at least three and cannot be more than ten. Our Board is divided into three classes, with staggered three-year terms with one director class coming up for election each year. The Class II director has a term expiring at this Annual Meeting, and the Class I and Class III directors have terms expiring at our annual meetings in 2027 and 2026, respectively. One director has been nominated for election to Class II at the Annual Meeting for a three-year term expiring in 2028.

The names of our current directors, executive officers and director nominees and their respective ages, positions and biographies are set forth below.

Name	Age	Position
Executive Officers
Miranda Toledano(5)	48	Chief Executive Officer and Director
Gregory Burshtein	49	Chief of Research and Development
Dana Yaacov-Garbeli	41	Chief Financial Officer
Hillel Galitzer	46	Chief Operating Officer
Leslie Gautam	44	Chief Business Officer
Non-Employee Directors
Gerald Lieberman(1)	78	Director, Chairman of the Board of Directors
Sean Ellis(1)(3)(4)	50	Director
Gerald M. Ostrov(1)(2)(3)	75	Director, Chairman of the Audit Committee
Yonatan Malca (1)(2)(3)(5)	58	Director, Chairman of the Compensation Committee
Non-Employee Director Nominees
Haya Taitel(1)(2)(4)	62	Director, Chairperson of the Nominating and Corporate Governance Committee

(1) Independent in accordance with applicable SEC regulations and Nasdaq rules.
(2) Member of the Compensation Committee.
(3) Member of the Audit Committee.
(4) Member of the Nominating and Corporate Governance Committee.
(5) Member of the Scientific Advisory Committee.

Each Board nominee has been reviewed and recommended for nomination by our Nominating and Corporate Governance Committee and has consented to serve as a director if elected.

Executive Officers

Miranda Toledano has served as a member of our Board of Directors since 2018, as prior Chair of the Audit Committee and as Member of the Scientific Advisory Committee. Ms. Toledano has served as the Company’s Chief Executive Officer, or CEO, since July 2022. Ms. Toledano has over 25 years of C-level leadership, principal investment and Wall Street/capital market experience in the biotech sector. Previously, Miranda served as Chief Operating Officer, Chief Financial Officer, and Board Member of TRIGR Therapeutics, a stealth oncology focused, clinical stage bispecific antibody company, from August 2018 until its acquisition by Compass Therapeutics (Nasdaq: CMPX) in June 2021. At TRIGR, Miranda oversaw the clinical development of lead asset TR009 (now CTX-009, tovecimig) and led strategic execution, including a $117 million China License Transaction and TRIGR’s 2021 acquisition by Compass. Previously, Ms. Toledano served as Head of Healthcare Investment Banking at MLV & Co. (acquired by B. Riley FBR & Co.), where she completed biotech equity financings (IPOs, ATMs, and follow-ons) totaling over $4 billion in aggregate value. Earlier in her career, Ms. Toledano served as vice president in the investment group of Royalty Pharma (Nasdaq: RPRX) from 2004 to 2010. Ms. Toledano is also a member of the board of directors of Journey Medical (Nasdaq: DERM). Ms. Toledano holds a B.A. in Economics from Tufts University and an MBA in Finance and Entrepreneurship from the NYU Stern School of Business.

Gregory Burshtein, PhD has led research and development at the Company since he joined Entera in September 2012, as Director of Pharmaceutical R&D, and since May 2024, as our Chief of Research and Development. Dr. Burshtein is a leader in the field of oral delivery of peptides, has published in peer-reviewed journal, and holds 25 issued patents and has 113 pending patent applications related to development, formulation, and delivery of oral large molecules. Dr. Burshtein holds over 20 years of experience in the field of drug delivery, pharmacology and biopharmaceutics, with a primary focus on the challenging area of oral delivery of therapeutic peptides. Dr. Burshtein obtained his PhD. in Pharmaceutical Sciences, MSc in Clinical Pharmacy, and B. Pharm degree from the Institute for Drug Research, Faculty of Medicine of the Hebrew University of Jerusalem.

Dana Yaacov-Garbeli has served as our Chief Financial Officer since June 2019. Ms. Yaacov-Garbeli has over 17 years of finance and accounting experience. She previously served as Senior Manager at PwC Israel overseeing audits of public and private companies. She has significant experience in financial planning, operations management, external and internal audit for public multinational companies under US GAAP, IFRS and PCAOB standards. Ms. Yaacov-Garbeli holds a B.A in accounting and business management and an MBA in financial management from The College of Management and Academic studies. Ms. Yaacov-Garbeli is a Certified Public Accountant in Israel.

Hillel Galitzer, PhD has served as our Chief Operating Officer since February 2014, prior to which he served as our Director of Scientific Development from July 2010. Prior to joining Entera, Dr. Galitzer was an analyst and the chief operating officer for Hadasit Bio Holdings Ltd., a publicly traded company on the Tel Aviv Stock Exchange (TASE: HDST) and OTC markets. He is the co-founder and former chief operating officer of Optivasive Inc. Dr. Galitzer received his Ph.D. from the Hebrew University Medical School in Jerusalem, where he was mentored by two world renowned researchers in the areas of parathyroid hormone and calcium regulation, his M.B.A. from Bar Ilan University in Israel and his B.Med.Sc. from the Hebrew University Medical School in Jerusalem.

Leslie Gautam has over 20 years of experience in healthcare with extensive strategic advisory experience across biopharma, in both clinical and commercial stage companies with a particular focus in specialty therapeutic categories, including women’s health and supportive care. In December 2023, Ms. Gautam co-founded and was CEO of an early-stage women’s health company that provided care delivery and innovation for patients with hyperemesis gravidarum. From October 2019 to November 2023, Ms. Gautam served as a senior member of the Healthcare investment banking team at Stifel (via acquisition of Torreya Capital) where she provided strategic advice on a variety of biopharma transactions, including M&A, independent Board advice and capital raising.  Ms. Gautam was a senior banker at Houlihan Lokey from May 2016 to October 2019 and a member of the Business Development teams at both Purdue Pharma and Noven Pharmaceuticals. Earlier in her career, Ms. Gautam was an Institutional Investor ranked equity research analyst for UBS covering the pharmaceutical sector and served in the healthcare investment banking group of BMO Capital Markets. Ms. Gautam holds a B.S. in Psychobiology and Computer Programming from UCLA and an MBA in Finance from Columbia Business School.

Non-Employee Directors

Gerald Lieberman has served as a member of our Board since April 2014 and became our Chairman in July 2019. Mr. Lieberman is also a member of the Board of Directors of Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA). He serves on the Board of Directors of DosentRx, Ltd., and is a special advisor at Reverence Capital Partners, a private investment firm focused on the middle-market financial services industry. From 2000 to 2009, Mr. Lieberman was an executive at AllianceBernstein L.P. primarily as the President and Chief Operating Officer when he also served as a Board Member. From 1998 to 2000, he was Senior Vice President, Finance and Administration at Sanford C. Bernstein & Co Inc., until it was acquired by Alliance Capital in 2000. Prior to that, he served in various executive positions over six years at Fidelity Investments including Chief Financial Officer and Chief of Administration. Prior to Fidelity, he was in various senior positions over fourteen years at Citicorp including serving as a member of the Policy Committee. Prior to joining Citicorp, he was a certified public accountant with Arthur Andersen. Mr. Lieberman received a B.S. Beta Gamma Sigma with honors in business from the University of Connecticut. Our Board believes that Mr. Lieberman is qualified to serve as director based upon his experience on boards of other pharmaceutical and health care companies and his years of experience working with listed public companies and private companies.

Sean Ellis has served as a member of our Board since June 2019. Mr. Ellis brings extensive knowledge of both life science industries and the U.S. financial markets, with a longstanding history in asset management. Mr. Ellis is a fund manager of Centillion Fund, a venture capital fund dedicated to Israeli investments, with a primary focus on investments in the biotech and healthcare industries. Centillion is one of Entera Bio’s earliest investors and largest shareholders. He holds a BA from New York University and MBA from Columbia University. Our Board believes that Mr. Ellis is qualified to serve as a director based upon his years as an investor in healthcare related companies.

Yonatan Malca has served as a member of our Board since 2011. Mr. Malca currently serves as Chief Executive Officer and a director of NanoGohst Ltd. From 2009 to 2021, he served as Chief Executive Officer and a director of DNA Biomedical Solutions Ltd. (TASE: DNA). Mr. Malca also serves as a director of Jungo Connectivity Ltd. (TASE: JNGO) and Unicorn Technologies (TASE: UNCT), both Israeli public companies. He also serves as director of BeamMed Ltd, a private medical device company. He previously served as a director of Nextgen-Biomed LTD. (TASE: NXGN) from July 2018 to April 2019, ARKO Holdings Ltd. from August 2014 to December 2020, and Tamda Ltd. from July 2016 to September 2020. Mr. Malca holds a B.A. in Economics and Statistics from Bar-Ilan University and an M.A. in Economics and Finance from Bar Ilan University, Israel. Our Board believes that Mr. Malca is qualified to serve as a director based upon his pharmaceutical industry experience as an executive as well as his experience on boards of multiple pharmaceutical companies.

Gerald M. Ostrov has served as a member of our Board since January 2019. Mr. Ostrov consults and invests in new technologies in the medical device and consumer products fields. Mr. Ostrov currently serves on the board of directors of several privately held companies, including Synergio, Addon Optics, and Nuvo Group Ltd. From 2008 to 2010, he served as Chairman and CEO of Bausch & Lomb. There Mr. Ostrov led the stabilization, streamlining and pipeline building of Bausch & Lomb following its going-private transaction. From 1998 until 2006, Mr. Ostrov very successfully served as Company Group Chairman for Johnson & Johnson’s Worldwide Vision Care businesses. From 1991 to 1998, Mr. Ostrov worked for Johnson & Johnson and quickly rose to serve as Company Group Chairman of the Consumer and Personal Care businesses in North America. From 1982 to 1991, he served as President of CIBA Consumer Pharmaceuticals Company. From 1976 to 1982, he worked for the Health Care Division of Johnson & Johnson. From 1973 to 1976, Mr. Ostrov worked at Procter & Gamble. Mr. Ostrov holds a B.S. from Cornell and an M.B.A. from Harvard. Our Board believes that Mr. Ostrov is qualified to serve as a director based upon his years as an investor in healthcare related companies.

Non-Employee Director Nominees

Haya Taitel has served as a member of our Board since June 2023. Ms. Taitel has over 30 years of global C-level biopharma commercial and strategic executive experience. She currently serves as the Head of Sanofi’s Global Transplant Franchise where she is responsible for increasing franchise growth and profitability. Prior to her role at Sanofi, Ms. Taitel served as the Chief Commercial Officer of Kadmon Pharmaceuticals, LLC, where she contributed to the launch of Rezurock®, from 2013 until the company was acquired by Sanofi for $1.9 billion in November 2021. Ms. Taitel also led Kadmon Board’s Executive Commercial Committee. Beginning in 1997, Ms. Taitel had held various commercial leadership positions of increasing seniority at Johnson & Johnson in multiple therapeutic areas, including oncology, immunology, neurology and women’s healthcare. Ms. Taitel holds a Master of Science, Pharmacology, (PharmD equivalence) from Temple University and a Bachelor of Science, Pharmacy and Biology from the Hebrew University School of Pharmacy in Jerusalem, Israel. Our Board believes that Ms. Taitel is qualified to serve as a director based upon her extensive biopharmaceutical industry experience and specific commercial domain expertise in women’s health.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors and executive officers are not parties to any material legal proceedings.

CORPORATE GOVERNANCE

Corporate Governance Practices

We are incorporated under the laws of the State of Israel and therefore are subject to corporate governance practices under the Israeli Companies Law, relating to various matters, including financial experts, our Audit Committee, our Compensation Committee and our internal auditor. These matters are in addition to the requirements of Nasdaq and other applicable U.S. rules and securities laws.

Fiduciary Duties and Approval of Related Party Transactions

Fiduciary Duties of Directors and Officers

The Israeli Companies Law imposes a duty of care and a duty of loyalty on all directors and officers of a company. The duty of care requires a director or officer to act with the level of care with which a reasonable director or officer in the same position would have acted under the same circumstances. The duty of care includes, among other things, a duty to use reasonable means, under the circumstances, to obtain information on the advisability of a given action brought for his or her approval or performed by virtue of his or her position and other important information pertaining to such action. The duty of loyalty requires the director or officer to act in good faith and for the benefit of the company. The duty of loyalty includes a duty to:

•	refrain from any conflict of interest between the performance of his or her duties to the company and his or her other duties or personal affairs;

•	refrain from any activity that is competitive with the company;

•	refrain from exploiting any business opportunity of the company to receive a personal gain for himself or herself or others; and

•	disclose to the company any information or documents relating to the company’s affairs which the Office Holder received as a result of his or her position as an Office Holder.

Disclosure of Personal Interests and Approval of Related Party Transactions

The Israeli Companies Law requires that an Office Holder promptly disclose to the board of directors any personal interest that he or she may be aware of and all related material information or documents concerning any existing or proposed transaction with the company. An interested Office Holder’s disclosure must be made promptly and, in any event, no later than the first meeting of the board of directors at which the transaction is considered. Pursuant to the Israeli Companies Law, the disclosure requirements regarding personal interests that apply to directors and executive officers also apply to a controlling shareholder of a public company. In the context of a transaction involving a shareholder of the company, a controlling shareholder also includes a shareholder who holds 25% or more of the voting rights in the company if no other shareholder holds more than 50% of the voting rights in the company. For this purpose, the holdings of all shareholders who have a personal interest in the same transaction will be aggregated.

Under the Israeli Companies Law, a related party transaction may be approved only if it is for the benefit of the company, and the type of approval depends upon whether the transaction is an “Extraordinary Transaction”.

Under the Israeli Companies Law, an Extraordinary Transaction is defined as any of the following:

•	a transaction other than in the ordinary course of business;

•	a transaction that is not on market terms; or

•	a transaction that may have a material impact on a company’s profitability, assets or liabilities.

A transaction that is not an Extraordinary Transaction in which a director or officer has a personal interest requires the approval of the board of directors, unless the Articles of Association of the company provide otherwise. If the transaction is an Extraordinary Transaction, it must be approved by the Audit Committee and the board of directors, and, under certain circumstances, by the shareholders of the company, as well. An Extraordinary Transaction is a transaction other than in the ordinary course of business, other than on market terms or that is likely to have a material impact on the company’s profitability, assets or liabilities.

Extraordinary Transactions in which a controlling shareholder has a personal interest require the approval of the Audit Committee (or, in the case of compensation, indemnification or insurance of a controlling shareholder, the Compensation Committee), the board of directors, and the shareholders of the company. The shareholder approval requires the affirmative vote of a simple majority of the ordinary shares of the company voted in person or by proxy, meaning that more votes must be cast “for” than “against” a given proposal, and abstentions and broker non-votes have no effect on the outcome of any proposal.  In addition to the simple majority vote described above, shareholder approval for such transactions requires further that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the company. To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years from a company’s initial public offering, and under certain conditions, five years from a company’s initial public offering, approval is required at the end of such period unless, with respect to certain transactions, the Audit Committee determines that the duration of the transaction is reasonable given the circumstances related thereto.

The Israeli Companies Law generally prohibits any director who has a personal interest in an Extraordinary Transaction from being present for the discussion and voting pertaining to such transaction in the Audit Committee or board of directors, except in circumstances where the majority of the board of directors or the Audit Committee has a personal interest in the transaction, in which case such transaction also requires shareholder approval.

Pursuant to regulations promulgated under the Israeli Companies Law, certain transactions with a controlling shareholder or his or her relative, or with directors or other Office Holders, that would otherwise require approval of a company’s shareholders may be exempt from shareholder approval under certain conditions.

Approval of Director and Officer Compensation

The Israeli Companies Law requires that an Israeli company whose shares are publicly listed, such as ours, maintain a compensation policy regarding the terms of office and employment of its directors, executive officers (including the CEO), and any other manager who reports to the CEO. The compensation policy is required to be approved (i) by the Board upon recommendation of the Compensation Committee and (ii) by the Company’s shareholders, at least once every three years.

The compensation policy must generally serve as the basis for decisions concerning the financial terms of employment or engagement of Office Holders, including exculpation, insurance, indemnification and any monetary payment and obligation of payment in respect of employment or engagement. The compensation policy must be based on certain considerations, including advancement of the company’s objectives, the company’s business plan and its long-term strategy, and creation of appropriate incentives for Office Holders considering, inter alia, the company’s risk management policy. It must also consider, among other things, the size and the nature of its operations, and in respect of variable compensation, the contribution of an Office Holder towards the company’s achievement of its objectives and the maximization of its profits, with a long-term view and in accordance with the Office Holder’s position.

The compensation policy must furthermore relate to additional matters, as follows: (a) the education, skills, expertise and accomplishments of the relevant Office Holder; (b) the Office Holder’s position and responsibilities and prior compensation agreements with him or her; (c) the ratio between the cost of the Office Holder’s terms of office and employment and the average cost of employment of other employees of the company, including those employed through manpower companies, and specifically, their average and median compensation, and the impact of disparities in salary (cost of terms/employment) upon work relationships in the company; (e) as to variable components, the possibility of reducing variable compensation at the discretion of the board of directors and the possibility of setting a limit on the exercise value of non-cash variable equity-based compensation; and (g) as to severance compensation, the period of service of the Office Holder, the terms of his or her office during such service period, the company’s performance during that period of service, the person’s contribution towards the company’s achievement of its goals and the maximization of its profits, and the circumstances under which the person is leaving the company.

The compensation policy must also include the following matters: (a) as to variable components, (i) basing variable components of the members of the board of directors and the CEO’s compensation on long-term performance and measurable criteria (with the exception that a non-material portion of such variable components or all such components, if equal to no more than three monthly salaries per year for the CEO, may be based on non-measurable criteria, taking into consideration the contribution of the Office Holder to the company); (ii) the ratio between variable and fixed compensation, and the cap for the value of variable compensation, and as for non-cash variable equity-based compensation, the cap for their value at time of their grant; (b) the conditions under which an Office Holder would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s financial statements; (c) the minimum holding or vesting period for variable, equity-based compensation, including bonuses; and (d) maximum limits for severance.

Following the recommendation of our Compensation Committee, our compensation policy must be approved by our Board and shareholders, which requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” such proposal, and abstentions and broker non-votes have no effect on the outcome of the vote. In addition to the simple majority vote described above, the Israeli Companies Law requires further, to the extent applicable pursuant to the provisions of the Israeli Companies Law, that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the company. Even if shareholders do not approve our compensation policy, the Board may resolve to approve the compensation policy, subject to certain conditions. Our shareholders last approved our compensation policy at our 2024 annual meeting of shareholders. Notwithstanding that the Company is not required to seek shareholder approval for its compensation policy until 2027, the Company has determined it is in its best interests to re-obtain approval of the compensation policy from the shareholders at the Annual Meeting with amendments to certain thresholds to align with market standards and to attract prospective management members such that the policy would be effective for the next three years, or such longer period as permitted and in accordance with the Israeli Companies Law (the “Amended Compensation Policy”). See Proposal Five.

Shareholder Duties

Pursuant to the Israeli Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward the company and other shareholders and to refrain from abusing his or her power as a shareholder in the company, including, among other things, in voting at a general meeting and at shareholder class meetings with respect to the following matters:

•	an amendment to a company’s articles of association;
•	an increase of a company’s authorized share capital;
•	a merger; or
•	the approval of related party transactions and acts of Office Holders that require shareholder approval.

A shareholder also has a general duty to refrain from discriminating against other shareholders.

In addition, certain shareholders have a duty of fairness toward the company. These shareholders include a controlling shareholder, a shareholder who knows that he or she has the power to determine the outcome of a shareholder vote, and a shareholder who has the power to appoint or to prevent the appointment of an Office Holder of the company or other power towards the company. The Israeli Companies Law does not define the substance of the duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty to act with fairness.

Overall Role of the Board and Board Leadership Structure

Under the Israeli Companies Law, our Board is responsible for setting our general policies and supervising the performance of management. Our Board may exercise all powers and may take all actions that are not specifically granted by the Israeli Companies Law or our Articles to our shareholders or to management. Our executive officers are responsible for our day-to-day management and have individual responsibilities established by our Board. Our CEO is appointed by, and serves at the discretion of, our Board. All other executive officers are also appointed by our Board.

Under our Articles, the Board must consist of at least three and no more than ten persons. Currently, our Board consists of six directors. Our Board is divided into three classes, with staggered three-year terms such that one class comes up for election each year. The Class II director has a term expiring at the Annual Meeting, and the Class I and Class III directors have terms expiring at our annual meetings in 2027 and 2026, respectively. The members of the classes as of the date hereof are as follows:

•	the Class I directors are Miranda Toledano and Yonatan Malca;

•	the Class II director is Haya Taitel; and

•	the Class III directors are Gerald Lieberman, Gerald M. Ostrov and Sean Ellis.

Assuming that our shareholders reelect Ms. Taitel as set forth in Proposal One, the members of the classes immediately following the Annual Meeting will remain as listed above.

The classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board. In general, at least two annual meetings of shareholders will be necessary for shareholders to effect a change in a majority of the members of the Board.

Under our Articles, nominees for directors may also be proposed by any shareholder holding at least one percent (1%) of our outstanding voting power. However, any such shareholder may propose a nominee only if a written notice of such shareholder’s intent to propose a nominee has been given to our Chief Executive Officer.  Subject to any requirements under the Israeli Companies Law, to be considered timely and thereby be added to such agenda, such a request must be delivered, either in person or by certified mail, postage prepaid, and received at the Company’s offices, (i) in the case of  an annual meeting, no less than sixty (60) days nor more than one-hundred twenty (120) days prior to the date of the first anniversary of the preceding year’s annual meeting, provided, however, that, in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the proposing shareholder, in order to be timely, must be received no earlier than the close of business one-hundred twenty (120) days prior to such annual meeting and no later than the close of business on the later of ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, and (ii) in the case of a Company meeting of shareholders that is an extraordinary meeting, no earlier than one-hundred twenty (120) days prior to such extraordinary meeting and no later than the close of business on the later of sixty (60) days prior to such extraordinary meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, subject to applicable law. Any such notice must include certain information, including, among other things, a description of all arrangements between the nominating shareholder and the proposed director nominee and any other person pursuant to which the nomination is to be made by the nominating shareholder, the consent of the proposed director nominee to serve as our director if elected and a declaration signed by the nominee declaring that there is no limitation under the Israeli Companies Law preventing his or her election, and that all of the information that is required under the Israeli Companies Law to be provided to us in connection with such election has been provided.

Our Board is also authorized to appoint directors in order to fill vacancies, including filling empty Board seats if the number of directors is below the maximum number permitted under our Articles. Each of our directors will serve from the date of election or appointment until the next annual meeting of shareholders for which such director’s class is due for reelection. The approval of at least a majority of the voting power in the Company is generally required to remove any of our directors from office (other than external directors, then in office).

Under the Israeli Companies Law, our Board must also determine the minimum number of directors who are required to have accounting and financial expertise. In determining the number of directors required to have such expertise, our Board must consider, among other things, the type and size of the company and the scope and complexity of its operations. Our Board has determined that we require one director with accounting and financial expertise. Our Board has determined that Mr. Sean Ellis, Mr. Gerald M. Ostrov and Mr. Yonatan Malca each have financial and accounting expertise as defined in the regulations promulgated under the Israeli Companies Law.

Other than with respect to our directors that are also executive officers or employees, there are no arrangements or understandings between us, on the one hand, and any of our directors, on the other hand, providing for benefits upon termination of their service as directors of our Company. For information with respect to compensation arrangements with our directors that are also executive officers or employees, see the sections entitled “Executive Compensation” and “Certain Relationships and Related Party Transactions” included in this proxy statement.

Alternate Directors

Our Articles provide that, as permitted under the Israeli Companies Law, any director may appoint another person, who is qualified to be appointed as a director and who is not a director or an alternate director, to serve as his or her alternate director, subject to the approval of a majority of the members of the Board, excluding such director. The term of an alternate director could be terminated at any time by the appointing director or our Board and would terminate under circumstances in which, according to our Articles, the term of any director shall terminate or automatically terminate upon the termination of the term of the appointing director. The Israeli Companies Law stipulates that an external director may not appoint an alternate director, except under very limited circumstances. An alternate director has the same rights and responsibilities as a director, except for the right to appoint an alternate director.

Board Structure

Our Board has not adopted a formal policy regarding the need to separate or combine the offices of Chairperson of the Board and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company, subject to the Israeli Companies Law. The Board currently separates the roles of Board Chairperson and Chief Executive Officer. We believe that separation of the positions of Chairperson of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs, allows our executive officers and management, including our CEO, to focus more closely on the day-to-day operations of the Company, is more conducive to objective evaluation and oversight of management’s performance, increases management accountability, and improves the Board’s ability to monitor whether management’s actions are in the best interests of the Company and its shareholders.

Role of the Board in Risk Oversight

Our Board is responsible, with the assistance of management, for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board is also continuously apprised by management of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. The Board’s independent oversight function is further enhanced by the fact that all of the Board’s committees are composed entirely of independent directors, the directors have complete access to management and the Board and its committees may retain their own respective advisors.

Director Independence

Our Board undertook a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that the Board meets the independence standards under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. The Board has affirmatively determined that the following Directors are independent, as defined in the listing standards of Nasdaq: Gerald Lieberman; Gerald M. Ostrov; Sean Ellis; Yonatan Malca; and Haya Taitel. In making these determinations, our Board considered the current and prior relationships that each non-employee director has or had with our Company and all other facts and circumstances our Board deemed relevant in determining such person’s independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, executive officers and employees, including our Chief Executive Officer, Chief Financial Officer, controller or principal accounting officer, or other persons performing similar functions. The full text of the Code of Business Conduct and Ethics can be found on our website at www.enterabio.com. Information contained on, or that can be accessed through, our website does not constitute a part of this proxy statement and is not incorporated by reference herein. If we make any amendment to the Code of Business Conduct and Ethics or grant any waivers, including any implicit waiver, from a provision of the Code of Business Conduct and Ethics, we will disclose the nature of such amendment or waiver on our website to the extent required by the rules and regulations of the SEC.

Insider Trading Policy

We have adopted an insider trading policy (the “Insider Trading Policy”) which governs the purchase, sale and/or any other dispositions of our securities by us, our directors, officers and employees and is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable exchange listing standards. A copy of the Insider Trading Policy has been filed with our 2024 Annual Report.

Board Meetings

The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. Independent directors meet at regular executive sessions without management present. During the year ended December 31, 2024, the Board held seven meetings and conducted certain business by unanimous written consent. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which such director served. All of our directors are encouraged to attend our Annual Meeting of shareholders, and our directors are expected to attend the Annual Meeting. One director attended the Company’s 2024 Annual Meeting of shareholders.

Board Committees

Our Board has established the following committees:

Audit Committee

Composition

Under the Nasdaq rules and SEC regulations, we are required to maintain an Audit Committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise and would qualify as an “Audit Committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act.

Our Audit Committee consists of Gerald M. Ostrov, who also serves as chairman of the committee, Yonatan Malca and Sean Ellis. The Board has determined that each of the members of our Audit Committee is an independent director in accordance with SEC regulations and satisfies the independent director requirements under the Nasdaq rules. All designated members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules and SEC regulations. Our Board has determined that Gerald M. Ostrov is an “audit committee financial expert,” as such term is defined under applicable SEC rules. During fiscal year 2024, the Audit Committee held four meetings and conducted certain business by unanimous written consent.

Roles, Responsibilities and Procedures

Our Audit Committee assists our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, cybersecurity, internal control and legal compliance functions by, among other things, pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices. Our Audit Committee also oversees the audit efforts of our independent accountants and takes those actions that it deems necessary to satisfy itself that the accountants are independent of management.

Our Board has adopted an Audit Committee charter setting forth the responsibilities of the Audit Committee consistent with the applicable rules and regulations of the SEC and Nasdaq, as well as the requirements for such committee under the Israeli Companies Law, including (a) oversight of our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the Board in accordance with the Israeli Companies Law; (b) recommending the engagement or termination of our internal auditor; (c) recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre-approval by our Board; (d) identifying deficiencies in the business management practices of our Company, including, inter alia, in consultation with our internal auditor or the independent auditor, and making recommendations to the Board as to how to correct such practices; (e) reviewing and considering the approval of related party transactions; (f) determining whether related party transactions are extraordinary or material under the Israeli Companies Law, including transactions in which an Office Holder has a “personal interest”, under the Israeli Companies Law, and whether to approve such transactions; (g) establishing the approval process for certain transactions with a controlling shareholder or in which the controlling shareholder has a “personal interest”; (h) examining and approving the working plan of the internal auditor, subject to any modifications in its discretion; (i) examining our internal audit controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to fulfill his or her responsibilities; (j) examining the scope of our auditor’s work and compensation and submitting its recommendations with respect thereto to our Board or shareholders, depending on which of them is considering the appointment of our auditor; (k) establishing procedures for the handling of employees’ complaints as to the management of our business and the protection to be provided to such employees; and (l) reviewing the our annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections.

A copy of the Audit Committee Charter is available on our website at www.enterabio.com.

A “personal interest” under the Israeli Companies Law includes an interest of any person in an action or transaction of a company, excluding any interest arising solely from holding the Company’s shares, but including the personal interest of such person’s spouse, sibling, parent, grandparent, descendant, spouse’s descendant, sibling or parent or the spouse of any of such persons, and the personal interest of any entity in which such person or one of the aforementioned relatives of such person serves as a director or Chief Executive Officer, owns 5% or more of such entity’s outstanding shares or voting rights or has the right to appoint one or more directors or the Chief Executive Officer. Further, in the case of a person voting by proxy, “personal interest” includes the personal interest of either the proxy holder or the shareholder granting the proxy, whether or not the proxy holder has discretion how to vote.

Our Audit Committee may not approve any actions requiring its approval, unless, at the time of the approval, a majority of the committee’s members are present.

Compensation Committee

Composition

We have a Compensation Committee, the members of which are Yonatan Malca, who also serves as chairman of the committee, Gerald M. Ostrov and Haya Taitel. Each member of our Compensation Committee is independent under Nasdaq rules. During fiscal year 2024, the Compensation Committee held one meeting and conducted certain business by unanimous written consent.

Assuming that our shareholders reelect Ms. Taitel as set forth in Proposal One, the composition of the Compensation Committee immediately following the Annual Meeting shall remain the same.

Roles, Responsibilities and Procedures

Our Board has adopted a charter setting forth the Compensation Committee’s roles and responsibilities, which include (a) recommending a compensation policy regarding the terms of engagement of Office Holders, which is recommended to the Board for approval and subsequently to shareholders for their approval, in accordance with the Israeli Companies Law, and reviewing such policy from time to time, (b) recommending to the Board periodic updates to the compensation policy and whether the compensation policy should continue in effect every three years; (c) assessing the implementation of the compensation policy; (d) reviewing and approving the granting of options, restricted share units, or RSUs, and other incentive awards to the extent such authority is delegated by the Board; (e) reviewing, evaluating and making recommendations regarding the compensation and benefits for non-executive directors, (f) determining whether to approve and recommend to the Board and shareholders to approve transactions with Office Holders relating to their terms of compensation, as required under the Israeli Companies Law, (g) determining whether changes to the compensation terms of the Chief Executive Officer of the Company are material and if the changes are required to be brought to the shareholders for approval, (h) overseeing compliance reporting requirements of the SEC, (i) determining whether to recommend to the Board to adopt a share ownership policy for directors and executive officers, and (j) performing such other activities as may be required.

A copy of the Compensation Committee Charter is available on our website at www.enterabio.com.

Under the Israeli Companies Law, the compensation policy must be adopted by the Board after considering the recommendations of the Compensation Committee and then presented to, and approved by, the Company’s shareholders for approval.

The compensation policy must serve as the basis for decisions concerning the terms of employment or engagement of Office Holders, including exculpation, insurance, indemnification and any monetary payment and obligation of payment in respect of employment or engagement. The compensation policy must relate to certain factors, including advancement of the Company’s objectives, the Company’s business plan and its long-term strategy, and creation of appropriate incentives for office holders. It must also consider, inter alia, the Company’s risk management, size and the nature of its operations.

The compensation policy must furthermore consider additional factors, as follows: (a) the knowledge, skills, expertise and accomplishments of the relevant Office Holder; (b) the Office Holder’s roles and responsibilities and prior compensation agreements with him or her; (c) the ratio between the terms offered and the average compensation of the other employees of the company, including those employed through manpower companies; (d) the impact of disparities in salary upon work relationships in the company; (e) the possibility of reducing variable compensation at the discretion of the Board; (f) as to variable compensation, the possibility of setting a limit on the exercise value of non-cash variable equity-based compensation; and (g) as to severance compensation, the period of service of the Office Holder, the terms of his or her compensation during such service period, the company’s performance during that period of service, the person’s contribution towards the company’s achievement of its goals and the maximization of its profits, and the circumstances of termination of services.

The compensation policy must also include the following principles: (a) the link between variable compensation and long-term performance and measurable criteria; (b) the ratio between variable and fixed compensation, and the ceiling for the value of variable compensation; (c) the conditions under which an Office Holder would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s financial statements; (d) the minimum holding or vesting period for variable, equity-based compensation, including bonuses; and (e) maximum limits for severance.

Under the Israeli Companies Law, we are required to re-obtain the approval of our Compensation Committee, Board and shareholders every three years for either the continuation of our existing compensation policy or adoption of a new compensation policy. Our compensation policy was last approved by our shareholders on July 31, 2024, after having been recommended by our Compensation Committee and approved by our Board. Although approval will not be required again until 2027, the Company has determined it is in its best interests to re-obtain approval of the compensation policy from the shareholders with amendments to certain thresholds to align with market standards and to attract prospective management members such that the policy would be effective for the next three years, or such longer period as permitted and in accordance with the Israeli Companies Law. See Proposal Five.

Our Compensation Committee may conduct or authorize investigations into, or studies of, matters within its scope of responsibilities, and may retain or obtain the advice of a compensation consultant, legal counsel or other advisor in its sole discretion. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other advisor that it retains, at the expense of the Company. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel, only after conducting an assessment of, and determining, the advisor’s independence, including whether the advisor’s work has raised any questions of independence or conflicts of interest, taking into consideration the Exchange Act, the factors set forth in Nasdaq rules and any other factors that the committee deems relevant.

In 2023 and 2025, in determining the compensation of certain executive officers and in determining our compensation policy, the Compensation Committee retained the services of a compensation consultant, Brightman Almagor Zohar & co., a firm in the Deloitte Touche Tohmatsu Limited network, to conduct a comparative survey of the compensation of such Office Holders. The 2023 and 2025 comparative studies consisted of: (i) executive compensation benchmark analyses which included comparative data of the Company’s executive compensation, relative to the peer-group companies in Israel and (ii) executive compensation benchmark analyses which included comparative data of the Company’s executive compensation, relative to the peer-group companies in the United States.

Nominating and Corporate Governance Committee

Composition

Our Nominating and Corporate Governance Committee consists of Haya Taitel, who also serves as chairperson of the committee, and Sean Ellis. Each of the members of our Nominating and Corporate Governance Committee is independent under the Nasdaq rules. During fiscal year 2024, the Nominating and Corporate Governance Committee did not hold in person meetings but conducted certain business by unanimous written consent.

Assuming that our shareholders reelect Ms. Taitel as set forth in Proposal One, the composition of the Nominating and Corporate Governance Committee immediately following the Annual Meeting shall remain the same.

Roles, Responsibilities and Procedures

Our Board has adopted a Nominating and Corporate Governance Committee Charter that sets forth the responsibilities of the Nominating and Corporate Governance Committee consistent with the rules and regulations of the SEC and Nasdaq, including (a) assisting in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board, including persons suggested by shareholders or others, (b) establishing procedures to be followed by shareholders in submitting recommendations for Board candidates, if appropriate, (c) reviewing the background and qualifications of individuals being considered as director candidates, while considering the candidate’s experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the committee considers appropriate in the context of the needs of the Board, (d) recommending the Board nominees for election by shareholders or appointment by the Board, as the case may be, in a manner consistent with the criteria for selecting directors, as established by the Board from time to time, (e) reviewing the suitability for continued service as a director of each Board member, when the term of service of the director expires, and when the director has a change in status (including, but not limited to, an employment change) and recommending whether or not the director should be re-nominated, (f) making recommendations to the Board regarding the size and composition of each committee; and (g) overseeing the performance of the Board as a whole.

A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.enterabio.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age, having sufficient scientific and/or medical expertise to review and evaluate appropriately the Company’s clinical programs, research and development programs and licensing opportunities, and having the highest personal integrity and ethics. When considering director candidates, the Nominating and Corporate Governance Committee will also generally consider all other relevant qualifications of the candidates, including such factors as the candidate’s relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having relevant financial or accounting expertise, having the ability to exercise sound business judgment, having the commitment to rigorously represent the long-term interests of our shareholders and whether the Board candidates will be independent for purposes of the Nasdaq rules, as well as the current needs of the Board and the Company.

At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by shareholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

In the case of incumbent directors who have stepped down or whose terms of office are set to expire, the Nominating and Corporate Governance Committee will also review, prior to nominating such directors for another term, such directors’ overall service to the Company during their term. The Nominating and Corporate Governance Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. We may, from time to time, engage an executive search firm to assist our Nominating and Corporate Governance Committee in identifying and recruiting potential candidates for membership on the Board.

Scientific Advisory Committee

Our Scientific Advisory Committee consists of Miranda Toledano, who also serves as chairperson of the committee, along with Yonatan Malca and Haya Taitel. Assuming that our shareholders reelect Ms. Taitel as set forth in Proposal One, the composition of the Scientific Advisory Committee immediately following the Annual Meeting shall remain the same.

Our Board has adopted a Scientific Advisory Committee Charter that sets forth the responsibilities of the Scientific Advisory Committee, including (a) reviewing, evaluating and reporting to the Board regarding strategy, plans and goals, as well as progress and performance, of the Company’s clinical programs, licensing activities, and research and development activities, (b) meeting with the Company’s R&D and licensing teams to evaluate the plans, goals and performance of the Company’s clinical programs and research and development projects, and make recommendations to the Board as appropriate in the opinion of the committee to fulfill the company strategic goals, (c) identifying and discussing significant emerging regulatory, research and scientific issues and trends and competitive activity, including their potential impacts on any Company programs, plans, or policies relating to its licensing opportunities, clinical programs and research and development activities, (d) evaluating the performance of the committee, including a review of the committee’s compliance with its charter, and review and reassess the charter and submit any recommended changes to the Board for its consideration and approval, (e) forming external consulting panels to assist the committee in review of specific R&D programs either current or planned and (f) such other duties and responsibilities as may be assigned to the committee, from time to time, by the Board.

A copy of the Scientific Advisory Committee Charter is available on our website at www.enterabio.com.

Board Diversity

While we do not currently have a formal diversity policy with respect to Board composition, the Board believes it is important for the Board to have gender, race and ethnicity diversity along with diversity of knowledge base, professional experience and skills. The Nominating and Corporate Governance Committee takes these qualities into account when considering director nominees for recommendation to the Board.  We believe diversity enhances our effectiveness. Our Board currently has two female directors, and none of our Board members self-identified as being racially diverse. However, the Board remains committed to achieving a Board composition that represents a diversity of background and experience, inclusive of race, ethnicity, gender and sexual orientation.

Communication with our Board

Shareholders may communicate with the Board by directing their communications in a hard copy (i.e., non-electronic) written form to the attention of one or more members of the Board, or to the Board collectively, at our principal executive offices located at Kiryat Hadassah Minrav Building, 5th Floor, Jerusalem 9122002, Israel. Any communications received from interested parties in the manner described above will be collected and organized by our Chief Financial Officer or Chief Executive Officer and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate director or directors.

Shareholder Proposals for the 2025 Annual Meeting

Under the Israeli Companies Law, one or more shareholders holding 1% or more of the voting rights of Entera may request to include a proposal on the agenda of a shareholders meeting, provided that certain resolutions are brought before the shareholders in such meeting, including the appointment of members to the Board, by submitting such proposal within seven days of publication of Entera’s notice with respect to our annual meeting of shareholders. Accordingly, any shareholder holding 1% or more of the voting rights of Entera may request to include a proposal on the agenda of the Annual Meeting by submitting such proposal in writing to us no later than Wednesday, May 21, 2025, at our principal executive offices located at Kiryat Hadassah Minrav Building, 5th Floor, Jerusalem 9122002, Israel.

Shareholder Proposals for the 2026 Annual Meeting

Shareholder proposals intended to be included in our proxy statement and form of proxy for use in connection with our 2026 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Chief Executive Officer, at our principal executive offices are located at Kiryat Hadassah Minrav Building, 5th Floor, Jerusalem 9122002, Israel, no later than February 5, 2026 (120 calendar days preceding the one-year anniversary of the mailing date of this proxy statement), and must otherwise satisfy the procedures prescribed by Rule 14a‑8 under the Exchange Act. In addition, one or more shareholders holding 1% or more of the voting rights of Entera may request to include a proposal (and in case of a proposal to nominate or remove of a director, at least 5% of the voting rights of Entera is required) on the agenda of the 2026 annual meeting of shareholders in the manner described above. Pursuant to Rule 14a‑4 under the Exchange Act, shareholder proxies obtained by our Board in connection with our 2026 annual meeting of shareholders will confer on the proxies and attorneys-in-fact named therein discretionary authority to vote on any matters presented at such annual meeting which were not included in the Company’s proxy statement in connection with such annual meeting, unless notice of the matter to be presented at the Annual Meeting is provided to our Chief Executive Officer, no later than April 21, 2026.

In addition, for shareholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, shareholders must provide notice to our Chief Executive Officer, which notice must be postmarked or transmitted electronically to us at our principal executive office no later than May 17, 2026, containing the information required by Rule 14a-19 under the Exchange Act.

Certain Relationships and Related Party Transactions

Described below are those transactions occurring since January 1, 2023, and any currently proposed transactions to which either the Company was a party and in which:

•	The amounts involved exceeded or will exceed the lesser of (i) $120,000 and (ii) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years; and
•
A director, executive officer, holder of more than 5% of the outstanding share capital of the Company, or any member of such person’s immediate family had or will have a direct or indirect material interest.

Indemnification Agreements with Directors

Our Articles provide that we may indemnify each of our directors and officers to the fullest extent permitted by the Israeli Companies Law. Accordingly, we have entered into standard indemnification agreements with each of our directors, whereby we have undertaken to indemnify each such director, in advance, for losses, damages, costs or expenses that such director may suffer or incur as a result of his or her actions or omissions in such capacity on behalf of the Company in certain circumstances and events, subject to the terms, conditions and limitations set out in the indemnification agreement.

Approval of Related Party Transactions

The Israeli Companies Law requires that an Office Holder of a company promptly disclose any personal interest that he or she may have and all related material information known to him or her, in connection with any existing or proposed transaction of the company.

Pursuant to the Israeli Companies Law, any transaction with an Office Holder or in which the Office Holder has a personal interest (other than with respect to such Office Holder’s Terms of Office and Employment, see the section entitled “Executive Compensation”) must be brought before the Audit Committee, in order to determine whether such transaction is an Extraordinary Transaction.

Pursuant to the Israeli Companies Law, the Articles and Entera written policy, in the event that the Audit Committee determines that the transaction is not an Extraordinary Transaction, the transaction will require only Audit Committee approval; if, however, it is determined to be an Extraordinary Transaction, Board approval is also required and, in some circumstances, shareholder approval may also be required. Such a transaction may only be approved if it is determined to be in the best interests of Entera.

A person with a personal interest in the matter generally may not be present at meetings of the Board or certain committees where the matter is being considered and, if a member of the Board or a committee, may generally not vote on the matter.

Transactions with Controlling Shareholders

Under the Israeli Companies Law, Extraordinary Transactions with a controlling shareholder, or in which the controlling shareholder has a personal interest, and any engagement with a controlling shareholder, or a controlling shareholder’s relative, with respect to the provision of services to the company or their Terms of Office and Employment as an Office Holder or their employment, if they are not an Office Holder, generally require the approval of the Audit Committee (or with respect to Terms of Office and Employment, the Compensation Committee), the Board of Directors and the shareholders. If required, shareholder approval must include (i) at least a majority of the shareholders who do not have a personal interest in the transaction and are present and voting at the meeting (abstentions are disregarded), or, alternatively, that (ii) the total shareholdings of the disinterested shareholders who vote against the transaction do not represent more than two percent of the voting rights in the company. Transactions for a period of more than three years generally need to be brought for approval in accordance with the above procedures every three years. A shareholder who holds 25% or more of the voting rights in a company is considered a controlling shareholder for these purposes if no other shareholder holds more than 50% of the voting rights. If two or more shareholders are interested parties in the same transaction, their shareholdings are combined for the purposes of calculating percentages.

SECURITY OWNERSHIP

The following table sets forth information known to us with respect to the beneficial ownership of our Ordinary Shares as of May 8, 2025 by:

•	each person or entity known by us to own beneficially 5% or more of our outstanding Ordinary Shares;
•	each of our directors and executive officers individually; and
•	all of our executive officers and directors as a group.

According to our transfer agent, as of May 8, 2025, there were 48 record holders of our Ordinary Shares. None of our shareholders has different voting rights from other shareholders.

The beneficial ownership of our Ordinary Shares is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership, generally, includes any shares over which a person exercises sole or shared voting or investment power, or the right to receive the economic benefit of ownership. For purposes of the table and the related footnotes, unless described otherwise within the footnotes, we deem Ordinary Shares issuable pursuant to options or warrants that are currently exercisable or exercisable within 60 days as of May 8, 2025, to be outstanding and to be beneficially owned by the person holding the options or warrants for the purposes of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person, except with respect to the percentage ownership of all executive officers and directors as a group. The percentage of Ordinary Shares beneficially owned is based on 45,452,167 Ordinary Shares outstanding as of May 8, 2025. The beneficial ownership data provided below is based solely on information available to our Company and, in the case of major shareholders who are not otherwise officers or directors, has not been verified further. Except where otherwise indicated, we believe, based on information furnished to us by such owners, that the beneficial owners of the Ordinary Shares listed below have sole investment and voting power with respect to such shares.

Unless otherwise noted below, each shareholder’s address is c/o Entera Bio Ltd., Kiryat Hadassah, Minrav Building - Fifth Floor, Jerusalem, Israel.

Name	Number and Percentage of Ordinary Shares
	Number	Percent
5% or Greater Shareholders (other than directors and executive officers)
Gakasa Holdings LLC(1)	7,079,483	15.06%
D.N.A Biomedical Solutions Ltd.(2)	3,732,540	8.21%
OPKO Health Inc(3)	3,685,226	8.11%
Point72 Asset Management, L.P(4)	2,701,560	5.94%
Centillion Fund(5)	2,396,953	5.28%
Executive Officers and Directors:
Miranda Toledano(6)	1,565,039	3.34%
Gerald Lieberman(7)	713,636	1.56%
Hillel Galitzer(8)	587,656	1.28%
Sean Ellis(9)	523,403	1.14%
Yonatan Malca(10)	435,935	*
Gerald M. Ostrov(11)	435,612	*
Dana Yaacov-Garbeli(12)	408,500	*
Gregory Burshtein(13)	281,276	*
Haya Taitel(14)	209,663	*
Leslie Gautaum	-	-
All Directors and Executive Officers as a Group (10 persons)(15)	5,160,720	10.38%

* Less than 1%

(1)
Pursuant to the Schedule 13G/A filed with the SEC on November 14, 2024 regarding Gasaka Holdings LLC’s holdings. This consists of: (i) 5,534,275 Ordinary Shares, (ii) 347,604 Ordinary Shares underlying Pre-Funded Warrants (iii) 1,197,604 Ordinary Shares underlying warrants to acquire Ordinary Shares. Gasaka Holdings LLC’s address is at 201 S. Biscayne Blvd suite 800, Miami, FL 33131.

(2)	D.N.A Biomedical Solutions Ltd.’s holdings consisted of 3,762,960 Ordinary Shares. D.N.A’s address is at Shimon Hatarsi 43 St., Tel Aviv, Israel.
(3)
Pursuant to the Schedule 13G filed with the SEC on January 6, 2025 regarding Point72 Asset Management, L.P.’s holdings. Beneficial ownership includes 2,701,560 Ordinary Shares. Point72 Asset Management, L.P’s address is at 72 Cumming point road, Stamford, CT 06902.

(4)	OPKO Health Inc. holdings consist of 3,865,226 Ordinary Shares.
(5)
Pursuant to the Schedule 13G/A filed by Centillion Fund Inc. with the SEC on August 20, 2024 regarding its holdings. As of July 19, 2024, Mr. Renat Yliagoyev purchased 100% of Centillion Fund, Inc. In addition, Mr. Yliagoyev maintains warrants to purchase up to 179,640 Ordinary Shares, at $0.71 per Ordinary Share, as disclosed in the Company’s Form 8-K filed on December 30, 2023 (the “Warrants”). The Warrants are exercisable for five (5) years from issuance. While the Warrants are not held in the name of Centillion Funds, Inc., and have not been exercised, given that Mr. Yliagoyev may be deemed as a control person, the number of shares he may ultimately be in control of is 2,576,593. Centillion Fund Inc’s address is 10 Manoel Street, Castries, Saint Lucia LC04 101.

(6)
Consists of (i) 110,752 Ordinary Shares and (ii) 23,952 Ordinary Shares underlying warrants to acquire Ordinary Shares, (iii) 124,121 Ordinary Shares underlying outstanding restricted stock units (“RSUs”) and (iv) 1,306,214 Ordinary Shares underlying options to acquire Ordinary Shares.

(7)	Consists of (i) 324,960 Ordinary Shares and (ii) 388,676 Ordinary Shares underlying options to acquire Ordinary Shares.
(8)	Consists of (i) 34,106 Ordinary Shares, (ii) 56,467 Ordinary Shares underlying RSUs and (iii) 497,083 Ordinary Shares underlying options to acquire Ordinary Shares.
(9)	Consists of (i) 134,727 Ordinary Shares and (ii) 388,676 Ordinary Shares underlying options to acquire Ordinary Shares.
(10)	Consists of (i) 47,259 Ordinary Shares and (ii) 388,676 Ordinary Shares underlying options to acquire Ordinary Shares.
(11)	Consists of (i) 46,936 Ordinary Shares and (ii) 388,676 Ordinary Shares underlying options to acquire Ordinary Shares.
(12)	Consists of (i) 86,729 Ordinary Shares and (ii) 321,771 Ordinary Shares underlying options to acquire Ordinary Shares.
(13)	Consists of (i) 50,000 Ordinary Shares, (ii) 25,126 Ordinary Shares underlying RSUs and (iii) 206,150 Ordinary Shares underlying options to acquire Ordinary Shares.
(14)	Consists of (i) 64,650 Ordinary Shares and (ii) 145,013 Ordinary Shares underlying options to acquire Ordinary Shares.
(15)
Consists of (i) 900,119 Ordinary Shares, (ii) 23,952 Ordinary Shares underlying warrant to acquire Ordinary Shares, (iii) 205,714 Ordinary Shares underlying RSUs and (iv) 4,030,935 Ordinary Shares underlying options to acquire Ordinary Shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the rules thereunder require that our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities (collectively, “reporting persons”) file reports with the SEC relating to their share ownership and changes in such ownership.

Based solely upon our review of copies of filings or written representations from the reporting persons, we believe that all reporting persons timely filed all reports required by them under Section 16(a) of the Exchange Act with respect to the year ended December 31, 2024.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information as of December 31, 2024, with respect to our equity compensation plans under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, RSUs, warrants and rights (#)	Weighted-average exercise price of outstanding options, RSUs, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2013 Plan	810,550	$6.31	-
2018 Plan	7,036,576	$1.91	2,068,226	(1)
Equity compensation plans not approved by security holders	-	-	-
Total	7,847,126	$2.32	2,068,226

(1)
On January 1 of each calendar year, an additional number of Ordinary Shares equal to 5% of the total outstanding Ordinary Shares on such date (or any lower number of shares as determined by our Board) become available for issuance under the 2018 Plan.

EXECUTIVE COMPENSATION

Compensation Policy

Our compensation policy was last ratified by our shareholders on July 31, 2024, after having been recommended by our Compensation Committee and approved by our Board.  Under the Israeli Companies Law, our compensation policy must be re-approved, amended, or replaced by a new policy every three years. Although approval will not be required again until 2027, the Company has determined it is in its best interests to re-obtain approval of the compensation policy from the shareholders at the Annual Meeting, with amendments to certain thresholds to align with market standards and to attract prospective management members such that the policy would be effective for the next three years, or such longer period as permitted and in accordance with the Israeli Companies Law, and accordingly, we are presenting the Amended Compensation Policy to our shareholders for approval. See Proposal Five. The compensation policy and the Amended Compensation Policy include, among other matters prescribed by the Israeli Companies Law, a framework for establishing the terms of office and employment of the directors and officers and guidelines with respect to the structure of the variable pay of officers.

Objectives

Our compensation policy is intended to align our objectives and work plans with appropriate goals and objectives of our officers and directors, and to ensure that the overall financial and strategic objectives of the Company and its shareholders are met. We recognize that strong and effective leadership is fundamental to our continued growth and success. Therefore, our compensation policy recognizes as a primary objective the need to attract, retain, reward and motivate highly talented officers and directors in competitive labor markets.

Officer Compensation

With regard to our executive officers, or “Officers,” (which includes our Named Executive Officers, as defined below) our compensation policy is designed to provide a mix of compensation to reward Officers for individual and company performance as well as to align their interests with the interests of shareholders. We have also designed our compensation policy to provide flexibility. It must take into consideration the fact that the appropriate mix of compensation may vary from period to period and from Officer to Officer. To achieve our goal of appropriately rewarding our Officers for their efforts, our compensation policy generally includes: (i) short-term incentives, such as an annual base salary, benefits and perquisites; (ii) short to medium-term incentives, such as an annual bonus based on target and above-target performance; and (iii) medium to long-term incentives, such as equity-based compensation and retirement benefits.

Base Salary

Base salary compensates our Officers for the performance of their standard duties and reflects each Officer’s education, skills, qualifications, expertise, professional experience and accomplishments, as well as the position, areas and scope of responsibilities of such Officer. Adjustments to base salary are periodically reviewed by the Compensation Committee and the Board.

Bonuses

Cash bonuses are generally paid annually and are intended to reward Officers based on the performance of the Company and their individual contributions. The target bonus amount and the performance measures and targets for each Officer are determined by the Compensation Committee and the Board at the beginning of each year for which a bonus may be paid. Additionally, the CEO has the power to determine the annual bonus performance measures and targets for all Officers other than for herself.

The performance measures and targets for receiving the annual bonus are intended to be measurable and quantifiable and may include, without limitation: (i) objectives such as capital investment, cash balance relative to equity, obtaining approval from the authorities in the target markets; and (ii) key performance indicators, determined for each Officer separately, according to the Officer’s position. The annual bonus also includes a non-measurable, qualitative component of up to 20% of an Officer’s annual bonus, which is based on an evaluation of such Officer in accordance with qualitative measures provided in the annual bonus grant.

In addition to the annual bonus, the Compensation Committee and the Board may elect to pay each Officer a special bonus, based on non-measurable criteria (e.g., criteria or milestones not based on quantifiable measures), in recognition of a significant achievement or for completion of an assignment, such as completion of a major transaction or achieving a major milestone with material impact on our business. Under our compensation policy, a special bonus is limited to six times the monthly base salary for a given Officer, other than our CEO, for whom a special bonus is limited to three times the monthly base salary, determined by non-measurable criteria.

Equity-based Compensation

Our compensation policy also includes an equity incentive component designed to retain Officers, align Officers and shareholders’ interests and incentivize Officers to attain business achievements without taking unreasonable risk, under which the Company may grant Officers options to purchase shares, share appreciation rights, restricted shares, restricted share units, performance awards or other share-based awards (collectively referred to as “equity awards”). The equity awards are determined individually by our Compensation Committee and the Board and awarded from time to time based on, among other elements, each Officer’s (a) contribution to the Company's performance, (b) ability to influence the Company’s future and performance and (c) the Officer’s skills, qualifications, experience, roles and personal responsibilities. Additionally, the Compensation Committee and the Board award equity-based compensation based upon the desired mix of compensation components and the mix of equity awards, as well as the desired competitive levels and dilution or pool limits.

Our compensation policy currently limits the annual value of equity awards granted to an Officer, measured at the applicable grant date, to 18 times the monthly base salary of such Officer; should the amended compensation policy be approved by the shareholders, such annual value of equity awards granted to an Officer shall be limited to 25 times the monthly base salary of such Officer. See Proposal Five. These options may be granted with terms of not more than 10 years following the grant date. For option grants and share appreciation rights, the exercise price shall be no less than the fair market value of the underlying Ordinary Shares on the date of grant and subject to applicable law.

Hedging and Pledging

Pursuant to the terms of our compensation policy and Insider Trading Policy, Officers and directors are prohibited from hedging or pledging their equity awards and any other Company securities. The no-hedging policy applies to each director and Officer until one year following termination of such director’s term of office or such Officer’s termination of employment, as applicable. Furthermore, Officers and directors may not pledge or use their equity awards or any other Company securities held by them as collateral for loans unless otherwise approved by the Compensation Committee and Board.

Policies and Practices Related to the Grant of Certain Equity Awards

In response to Item 402(x)(1) of Regulation S-K, we have not granted new awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the release of a Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or Current Report on Form 8-K that discloses material nonpublic information. While the Company does not have a formal policy in place, it is the Company's practice to typically award equity grants to executive officers and non-employee directors at the beginning of each fiscal year, subject to the Company not being in possession of any material non-public information.

Benefits and Perquisites

Under the compensation policy, our Officers are entitled to certain fringe benefits that we believe are commonly provided to similarly situated executives in our industry. These benefits allow us to compete for talent and are therefore important to our ability to attract and retain top-level executive management. This includes vacation days, paid sick leave, as well as additional benefits such as, but not limited to, health insurance, a company car and cell phone, company-provided health insurance and meals.

For Officers residing in Israel, these benefits may also include contributions to a pension fund, provident fund or insurance policy in accordance with Israeli law, contributions to an education fund of 7.5% of the Officer’s monthly salary and recuperation pay as required under applicable law. An ‘education fund’ is a medium-term savings scheme that takes advantage of a unique tax break granted under Israeli law, whereby a company’s contributions to such fund (which, despite its misleading name, may be used by the employee for any purpose), as well as all capital gains accrued on such contributions, are free of tax if (a) the company contributes an amount equal to 7.5% of the employee’s salary to such fund, up to a certain limit, and the employee further contributes 2.5% of his salary at his expense, and (b) the fund remains undrawn for a period of at least six years from the time of the first contribution. While some of these contributions and benefits are not mandatory under Israeli law, the nature and amount of the benefits provided to our Israeli Officers are customary and prevalent in the Israeli high-tech and bio-pharma market, especially among executives. Non-Israeli Officers may receive similar, comparable or customary benefits as applicable in the jurisdiction in which they are employed.

Termination

Our Officers are further entitled to certain termination payments and benefits. Officers are entitled to an advance notice period, severance payments and retirement and termination awards. The retirement and termination awards are subject to the Compensation Committee and the Board’s approval, and may be provided only: (a) in certain change of control related cases; (b) if the Officer has made a special contribution to the advancement of the Company’s business during his employment period as shall be determined by the Compensation Committee; or (c) in respect of Officers other than the CEO, if the CEO has recommended granting a retirement bonus.

Director Compensation

The compensation policy provides that non-employee directors’ compensation packages are determined pursuant to the provisions of the Israeli Companies Law in accordance with the Company’s objective to attract and retain talented directors with excellent educational background, qualifications, skills, expertise, professional experience and achievements, by providing a fair and competitive compensation program. Our non-employee directors may be eligible to receive an annual Board membership fee, annual Committee membership fee and equity-based compensation. Non-employee directors may also be entitled to receive insurance, indemnification and release arrangements. The chair of the Board and the chairs of the Board committees may also receive additional annual cash payments for their service in such capacities, subject to the provisions of applicable law.

In May 2021, we elected to be exempt from the Israeli Companies Law requirement that we appoint external directors or otherwise comply with the Israeli Companies Law requirements related to the composition of the Audit Committee and Compensation Committee. Our eligibility for that exemption is conditioned upon: (i) the continued listing of our Ordinary Shares on the Nasdaq Capital Market (or one of a few select other non-Israeli stock exchanges); (ii) there not being a controlling shareholder of our company under the Israeli Companies Law; and (iii) our compliance with Nasdaq requirements as to the composition of (a) our Board of Directors, which require that we maintain a majority of independent directors, and (b) the Audit and Compensation Committees, which require that such committees consist solely of independent directors (at least three and two members, respectively). At the time that it was determined to exempt our Company from the external director requirement, our Board affirmatively determined that we met the conditions for exemption from the external director requirement. As of the date hereof, we continue to meet the conditions for exemption from the external director requirement.

As a result of our election to be exempt from the external director requirement under the Israeli Companies Law, none of our directors are categorized as external directors; therefore, the requirements and restrictions relating to external directors (including certain compensation related provisions) do not apply.

Clawback Policy

On November 30, 2023, the Board adopted an Executive Officer Clawback Policy (the “Clawback Policy”) in compliance with Rule 10D-1 under the Exchange Act and the appliable Nasdaq rules. In the event of an accounting restatement, under the Clawback Policy, the Board, or another committee designated by the Board, is required to recover certain incentive-based compensation paid to an executive officer of the Company, subject to the terms of the Clawback Policy, to the extent such incentive-based compensation was in excess of the compensation that would have otherwise been payable based upon the restated financials. The clawback period extends for three years prior to the restatement. The Clawback Policy is in addition to Section 304 of the Sarbanes-Oxley Act of 2002, which permits the SEC to order the disgorgement of bonuses and incentive-based compensation earned by a registrant issuer’s chief executive officer and chief financial officer in the year following the filing of any financial statement that the issuer is required to restate because of misconduct, and the reimbursement of those funds to the issuer. A copy of the Clawback Policy has been filed as an exhibit to our 2024 Annual Report.

Summary Compensation Table

The table and summary below outline the compensation granted to our named executive officers (“Named Executive Officers”) during our fiscal years ended December 31, 2024 and December 31, 2023. As a “smaller reporting company,” we are required to provide executive compensation information for the following individuals: (i) all individuals who served as the Company’s principal executive officer (“PEO”), during the last completed fiscal year, regardless of compensation; (ii) the two most highly compensated executive officers (other than the PEO) who were serving as executive officers of the Company at the end of the last completed fiscal year and whose total compensation was greater than $100,000; and (iii) up to two additional persons who served as executive officers (other than as the PEO) during the last completed fiscal year but who were not serving in that capacity at the end of the fiscal year if their total compensation is higher than any of the other two Named Executive Officers in the preceding group.

The below figures are represented in thousands.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Award(s) ($)(1)	RSU Award(s) ($)(2)	All Other Compensation ($)	Total ($)
Miranda Toledano	2024	419	-	538	156	36	1,149
Chief Executive Officer and director	2023	338	-	532	-	80	950
Hillel Galitzer	2024	259	-	175	54	43	531
Chief Operating Officer	2023	245	-	163	-	31	459
Dana Yaacov-Garbeli	2024	226	-	158	54	-	438
Chief Finance Officer	2023	193		118	-	-	311

(1)
Reflects the associated annual expense recorded in our financial statements based on the grant date fair value of the share-based compensation granted in exchange for the directors’ and officers’ services computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation - Stock Compensation (“ASC Topic 718”). The assumptions used in calculating the amounts are discussed in Note 6 to the Company’s audited financial statements for the year ended December 31, 2024 included in the 2024 Annual Report. The fair value amount is recognized as an expense over the course of the vesting period of the options (subject to any applicable accounting adjustments during that period).

(2)
Reflects the associate annual expenses for RSUs granted in place of annual bonus in cash recorded in our financial statements based on the fair value of the share-based compensation grant date market computed in accordance with ASC Topic 718. The fair value amount is recognized as an expense over the course of the vesting period of the RSUs in the Company’s audited financial statements for the year ended December 31, 2024 included in the 2024 Annual Report.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards at December 31, 2024 for our Named Executive Officers.

	Number of Securities Underlying Unexercised Options			Option Expiration
Name	Exercisable	Unexercisable		Date
Miranda Toledano	33,638	-		17/1/2029
Chief Executive Officer and director	35,852	-		1/1/2031
	98,594	8,963		1/1/2031
	312,500	187,500	(1)	16/05/2032
	337,500	262,500	(2)	15/07/2032
	131,250	218,750	(3)	24/04/2033
	-	500,000	(4)	19/04/2034
	62,016	62,061	(5)	19/04/2034
Hillel Galitzer	175,000	-		16/3/2030
Chief Operating Officer	109,375	15,625	(6)	21/4/2031
	41,250	18,750	(7)	24/3/2032
	78,750	131,250	(8)	24/04/2033
	-	130,000	(9)	19/04/2034
	15,076	15,076	(10)	19/04/2034
Dana Yaacov-Garbeli	35,000	-		25/06/2030
Chief Finance Officer	105,000	15,000	(11)	21/04/2031
	19,688	15,313	(12)	31/03/2032
	71,250	118,750	(13)	24/04/2033
	-	130,000	(14)	19/04/2034
	15,076	15,076	(15)	19/04/2034

(1)	The 187,500 unexercisable options as of December 31, 2024 will vest in six equal quarterly installments beginning on February 16, 2025.

(2)	The 262,500 unexercisable options as of December 31, 2024 will vest in seven equal quarterly installments beginning on January 15, 2025.

(3)	The 218,750 unexercisable options as of December 31, 2024 will vest in ten equal quarterly installments beginning on January 24, 2025.

(4)
Of the 500,000 unexercisable options as of December 31, 2024, 25% vest on April 19, 2025, the first anniversary of the grant date, and the remaining 75% vesting in 8 equal quarterly installments over the following two years.

(5)	The 62,061 unexercisable RSUs as of December 31, 2024 will vest in two equal quarterly installments beginning on January 19, 2025.

(6)	The 15,625 unexercisable options as of December 31, 2024 will vest in two equal quarterly installments beginning on January 16, 2025.

(7)	The 18,750 unexercisable options as of December 31, 2024 will vest in five equal quarterly installments beginning on March 31, 2025.

(8)	The 131,250 unexercisable options as of December 31, 2024 will vest in ten equal quarterly installments beginning January 24, 2025.

(9)
Of the 130,000 unexercisable options as of December 31, 2024, 25% vest on April 19, 2025, the first anniversary of the grant date, and the remaining 75% vesting in 8 equal quarterly installments over the following two years.

(10)	The 15,076 unexercisable RSUs as of December 31, 2024 will vest in two equal quarterly installments beginning on January 19, 2025.

(11)	The 15,000 unexercisable options as of December 31, 2024 will vest in two equal quarterly installments beginning on January 16, 2025.

(12)	The 10,938 unexercisable options as of December 31, 2024 will vest in five equal quarterly installments beginning on March 31, 2025.

(13)
The 118,750 unexercisable options as of December 31, 2024 will vest in ten equal quarterly installments beginning January 24, 2025. The 15,076 unexercisable RSUs as of December 31, 2024 will vest in two equal quarterly installments beginning on January 19, 2025.

(14)
Of the 130,000 unexercisable options as of December 31, 2024, 25% vest on April 19, 2025, the first anniversary of the grant date, and the remaining 75% vesting in 8 equal quarterly installments over the following two years

(15)	The 15,076 unexercisable RSUs as of December 31, 2024 will vest in two equal quarterly installments beginning on January 19, 2025.

Director Compensation Table

Under the Israeli Companies Law, our directors can be paid for their services as directors to the extent such payments are in accordance with the compensation policy adopted by the Company after approval by the Compensation Committee, our Board and our shareholders by ordinary majority, or, if their compensation deviates from our compensation policy, after approval by the Compensation Committee, our Board and our shareholders by a Special Majority, to the extent applicable, in accordance with the provisions of the Israeli Companies Law.

The table below outlines compensation earned by our non-employee directors for the fiscal year ended December 31, 2024, including fees earned in cash and options awarded for services provided as a director. To help the Company maintain sufficient cash for operations, the Company’s shareholders approved a revised compensation structure for non-executive directors, which was implemented to enhance the Company’s financial flexibility and align directors’ interests with those of shareholders. This revised structure involves granting fully vested Ordinary Shares quarterly instead of quarterly cash payments, effective retroactively as of January 1, 2024. Under this arrangement, each non-executive director receives a quarterly grant of fully vested Ordinary Shares. The value of these shares is equivalent to their respective cash compensation for board and committee services, calculated based on the average daily closing share price of the Ordinary Shares during the applicable fiscal quarter. Directors who serve only part of a quarter receive a pro rata portion of the shares.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Equity Awards ($)(2)	All Other Compensation ($)	Total ($)
Gerald Lieberman	-	57,162	67,736	-	124,898
Yonatan Malca	-	57,162	55,838	-	113,000
Gerald M. Ostrov	-	57,162	50,803	-	107,965
Sean Ellis	-	57,162	44,877	-	102,039
Roger J. Garceau(3)	-	3,615	33,346	-	36,961
Ron Mayron(3)	-	4,409	33,346	-	37,775
Haya Taitel	-	57,162	39,841	-	97,003

(1)
Reflects the associated annual expense recorded in our financial statements based on the grant date fair value of the share-based compensation granted in exchange for the directors’ and officers’ services computed in accordance with ASC Topic 718. The assumptions used in calculating the amounts are discussed in Note 6 of the Company’s audited financial statements for the year ended December 31, 2024 included in the 2024 Annual Report. The fair value amount is recognized as an expense over the course of the vesting period of the options (subject to any applicable accounting adjustments during that period).

(2)	Reflects the associated annual expenses for fully vested Ordinary Shares granted in lieu of cash fees during 2024, based on the grant date market value.
(3)	Former board member whose term expired at the 2024 Annual Meeting of Shareholders.

The table below sets forth the aggregate number of options to purchase Ordinary Shares of each current non-employee director outstanding as of December 31, 2024:

Name	Share Options
Gerald Lieberman	374,421
Yonatan Malca	374,421
Gerald M. Ostrov	374,421
Sean Ellis	374,421
Haya Taitel	141,971

Employment Agreements

We have entered into employment agreements with our Named Executive Officers. A summary of the material terms of these agreements with each of our Named Executive Officers is set forth below. The below descriptions of employment agreements and separation agreements, as applicable, are only summaries and are qualified in their entirety by reference to the full text of the applicable agreement, which are filed as exhibits to our 2024 Annual Report on Form 10-K.

Miranda Toledano

Ms. Toledano has served on the Board of Directors at Entera since September 2018. Between May and July 2022, Ms. Toledano served as Chief Business Officer, Chief Financial Officer and Head of Corporate Strategy at Entera. In July 2022, Ms. Toledano was appointed Chief Executive Officer at Entera.

In connection with Ms. Toledano’s appointment as Chief Business Officer, Chief Financial Officer and Head of Corporate Strategy in May 2022, Ms. Toledano entered into an employment agreement (the “Original Employment Agreement”) with the Company, providing for an annual employer cost of $350,000 inclusive of base salary, pension payments, severance and disability benefits as required under Israeli law. Additionally, Ms. Toledano was entitled to a grant of options pursuant to the Company’s 2018 Equity Incentive Plan to purchase 500,000 Ordinary Shares of the Company’s Ordinary Shares at an exercise price of $2.02 per share, the closing price of the Ordinary Shares on the date the option was approved by the Board. The options vest over four years, with 25% of the options vesting on May 16, 2023 and the remaining 75% vesting in quarterly increments over the remaining three-year period, subject to Ms. Toledano’s continued employment. In addition, Ms. Toledano was eligible to receive an annual bonus in an amount equal to 50% of her annual base salary. Under the Original Employment Agreement, Ms. Toledano also agreed to customary non-disclosure and non-competition covenants.

In connection with Ms. Toledano’s appointment Chief Executive Officer, on July 15, 2022, Ms. Toledano and the Company entered into an amended and restated employment agreement (the “A&R Employment Agreement”), which amends and restates the Original Employment Agreement. The material terms of the Original Employment Agreement remain unchanged, except that the A&R Employment Agreement provides for (i) Ms. Toledano’s service as Chief Executive Officer, (ii) an annual employer cost of $380,000 inclusive of base salary, pension payments, severance and disability benefits as required under Israeli law, (iii) eligibility to receive an annual bonus in an amount equal to 60% of Ms. Toledano’s annual base salary, (iv) a one-time separation payment in the total amount of 12 months of salary and an extension of the exercise period with respect to vested options for a period of up to two-years post-termination, in each case in the event of the termination of Ms. Toledano’s employment by the Company for any reason other than for Cause (as defined in the A&R Employment Agreement), (v) an additional grant of options (the “Options”) pursuant to the Company’s 2018 Equity Incentive Plan to purchase 600,000 Ordinary Shares at an exercise price of $1.40, which was the closing price of the Ordinary Shares on the date the Board approved such option grant and (vi), upon the Company’s achievement of certain performance or financial milestones, a grant of options (the “Additional Options”) to purchase an additional 200,000 Ordinary Shares pursuant to the Company’s 2018 Equity Incentive Plan at an exercise price equal to the closing price of the Ordinary Shares on the date the Board approves such option grant. The Options will vest over four years, with 25% of the Options vesting on July 15, 2023 and the remaining 75% vesting in quarterly increments over the remaining three-year period, subject to Ms. Toledano’s continued employment. The Additional Options will vest over four years, with 25% of the Additional Options vesting on the first anniversary of the grant date and the remaining 75% vesting in quarterly increments over the remaining three-year period, subject to Ms. Toledano’s continued employment.

On April 24, 2023, the Compensation Committee and the Board voted to approve, and on September 13, 2023, the shareholders of the Company ratified and confirmed, (i) a salary increase for Ms. Toledano, according to which her annual employer cost would be increased to $480,000, and (ii) a one-time grant of options to purchase 350,000 Ordinary Shares, at an option exercise price of $0.795 per Ordinary Share, under the Company’s 2018 Equity Incentive Plan (the “2018 Plan”), both of which were deemed by the Board to be inside the respective ranges set in the Company’s compensation policy. For the sake of good corporate governance, the Company and Ms. Toledano executed an amendment to Ms. Toledano’s employment agreement in January 2024, under the terms of which the salary increase became effective on January 1, 2024.

Hillel Galitzer

In March 2014, we entered into an employment agreement with our Chief Operating Officer, Mr. Hillel Galitzer. Pursuant to the terms of his employment, and within the discretion granted to the Board, Mr. Galitzer was entitled to an annual gross base salary of $230,725 for both 2022 and 2023, which represents an increase in base salary from the original terms of the employment agreement approved by the Board. In 2024, the Board approved an increase to Mr. Galitzer’s annual salary, and he is currently entitled to an annual gross base salary of $246,000. Additionally, pursuant to the terms of his employment agreement, Mr. Galitzer is eligible to participate in the Company’s standard full-time employment benefits that are offered by the Company from time to time, which currently include short-term disability and pension fund benefits. Mr. Galitzer is also generally entitled to reimbursement for travel and other business expenses and other benefits, including, vacation, holidays, company car and sick leave. Subject to applicable law, Mr. Galitzer is also covered by our D&O insurance policy. Pursuant to the terms of his employment agreement, Mr. Galitzer is eligible to receive equity awards under the Company’s existing and future incentive plans, on such amount and terms as shall be approved by the Board. Pursuant to the terms of his employment agreement, Mr. Galitzer also agreed to customary non-disclosure and non-competition covenants.

Dana Yaacov-Garbeli

In June 2019, we entered into a consulting agreement with A2Z Counseling Ltd. (“A2Z”), in connection with the appointment of Ms. Yaacov-Garbeli as our Chief Financial Officer, which was further amended in June 2020, October 2021 and April 2023 (as amended, the “consulting agreement”). Under the terms of the consulting agreement, both parties may terminate the agreement for any reason upon 30 days’ notice. In addition, the Company has the ability to terminate the agreement immediately upon the occurrence of certain limited circumstances, such as breach of contract. In 2022 and 2023, pursuant to the terms of the consulting agreement, Ms. Yaacov-Garbeli was entitled to an annual payment of $193,200. Ms. Yaacov-Garbeli’s annual payment was raised to $225,000 for fiscal year 2024. In addition, Ms. Yaacov-Garbeli is reimbursed for reasonable out of pocket expenses which were pre-approved in writing in connection with her duties as Chief Financial Officer. Pursuant to the terms the consulting agreement, Ms. Yaacov-Garbeli also agreed to customary non-disclosure and non-competition covenants.

Employee Equity Incentive Plans

Share Incentive Plan

On March 17, 2013, our Board approved our 2013 Plan for the granting of stock options, restricted share units, restricted share awards and performance-based awards, in order to provide incentives to our employees, directors, consultants and/or service providers. As of December 31, 2024, 810,550 Ordinary Shares were issuable upon the exercise of outstanding awards under the 2013 Plan, at a weighted-average exercise price of $6.31 per share. As of December 31, 2024, all of the foregoing outstanding options had vested under the 2013 Plan. The 2013 Plan is administered by our Board or by a committee appointed by our Board. Upon the completion of our initial public offering, the remaining pool of reserved Ordinary Shares under the 2013 Plan was cancelled, and the only reserved Ordinary Shares available for grants to our employees, directors, consultants and service providers in the future are those under the 2018 Plan (which is described below).

2018 Equity Incentive Plan

On July 2, 2018, in connection with the consummation of our initial public offering, our Board approved our 2018 Plan, with the purpose of advancing the interests of our shareholders by enhancing our ability to attract, retain and motivate individuals to perform at the highest level. The 2018 Plan governs issuances of equity incentive awards from and after the closing of our initial public offering. The maximum number of Ordinary Shares initially available for issuance under equity incentive awards granted pursuant to the 2018 Plan could not exceed 12% of the total outstanding Ordinary Shares as of the time of adoption. On January 1, 2019, and on January 1 of each calendar year thereafter, an additional number of shares equal to 5% of the total outstanding Ordinary Shares on such date (or any lower number of shares as determined by our Board) have and will become available for issuance under the 2018 Plan. At our shareholders meeting held on September 7, 2022, our shareholders approved an amendment to the 2018 Plan to increase the number of Ordinary Shares issuable under the 2018 Plan by a one-time additional amount of 576,188 Ordinary Shares. In addition, at our shareholders meeting held on July 31, 2024, our shareholders approved an amendment to the 2018 Plan to increase the number of Ordinary Shares issuable under the 2018 Plan by a one-time additional amount of 1,788,515 Ordinary Shares. As of December 31, 2024, a total of 2,068,226 Ordinary Shares representing 5.3% of the total outstanding shares as of that date remained available for issuance under the 2018 Plan. On January 1, 2025, pursuant to the annual evergreen provision and following the approval of our Board, an additional 1,941,859 Ordinary Shares, equal to 5% of the total outstanding shares as of January 1, 2025, became available for issuance under the 2018 Plan. As of January 1, 2025, a total of 4,009,815 Ordinary Shares representing 10% of the total outstanding shares as of that date remained available for issuance under the 2018 Plan.

Equity incentive awards may be granted to our employees, non-employee directors, consultants or other advisors, as well as holders of equity compensation awards granted by a company that may be acquired by us in the future. Awards under the 2018 Plan may be granted in the form of options, share appreciation rights, restricted shares, restricted share units, performance awards or other share-based awards. Options and share appreciation rights will have an exercise price determined by the administrator but that is no less than fair market value of the underlying Ordinary Shares on the date of grant.

As of December 31, 2024, 6,842,103 Ordinary Shares were issuable upon the exercise of outstanding options under the 2018 Plan, at a weighted-average exercise price of $1.91 per share. Of the foregoing outstanding awards, as of December 31, 2024, options to purchase 4,183,659 Ordinary Shares, in the aggregate, had vested under the 2018 Plan, with a weighted-average exercise price of $2.05 per share. In addition, as of December 31, 2024, 104,775 Ordinary Shares are issuable upon the vesting of outstanding RSUs under the 2018 Plan.

The vesting conditions for grants under the 2018 Plan will be determined by the administrator and, in the case of restricted shares and restricted share units, will be set forth in the applicable award documentation.

In the event of a participant’s termination of employment, the administrator may, in its discretion, determine the extent to which an equity incentive award may be exercised, settled, vested, paid or forfeited. In the event of a “Change in Control” (as defined in the 2018 Plan) of the Company, the Compensation Committee may, in its discretion, take a number of actions with respect to awards outstanding under the 2018 Plan, including the following: (i) continuing awards or converting such awards into an award or right with respect to shares of the successor or surviving corporation; (ii) immediately vesting and settling awards (or in the case of options and share appreciation rights, providing that such awards will become fully exercisable); (iii) cancelling unvested awards for no consideration; (iv) terminating or cancelling awards in exchange for a cash payment; and (v) providing that awards may be assumed, exchanged, replaced or continued by the successor or surviving corporation with cash, securities, rights or other property. In the event of a structural change of the Company (i.e., a transaction in which the Company’s shares immediately prior to the transaction are converted into or exchanged for shares that represent at least a majority of the share capital of the surviving corporation, such as a re-domestication of the Company or a share flip), outstanding awards will be exchanged or converted into awards to acquire shares of the company (if it is the surviving corporation) or the successor company in accordance with the applicable exchange ratio.

The 2018 Plan is administered by the Board, provided that the Board may delegate its authority to the Compensation Committee to administer the 2018 Plan.

The 2018 Plan provides for granting awards in compliance with Section 102 of the Israeli Income Tax Ordinance, 5721-1961 (the “Ordinance”), which provides to employees, directors and officers of the Company, who are not controlling shareholders (as defined in the Ordinance) of the Company and are Israeli residents, potential favorable tax treatment for compensation in the form of shares or equity awards issued or granted, as applicable, to a trustee under the Capital Gains Track for the benefit of the relevant employee, director or officer, subject to compliance with the terms and conditions of such tax track. Under the Capital Gains Track, any accounting expense with respect to the grant or issuance of such shares or awards which relates to gain taxed as capital gains is not allowed as a deduction for tax purposes.

Pay versus Performance

We are required by SEC rules to disclose the following information regarding compensation paid to our Principal Executive Officer (the “PEO”) and our other Named Executive Officers (such other Named Executive Officers collectively referred to hereinafter as the “Non-PEO NEOs”). The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner prescribed by the SEC rules and do not necessarily align with how we or the compensation committee views the link between our performance and pay of our named executive officers. The footnotes below set forth the adjustments from the total compensation for each of our NEOs reported in the Summary Compensation Table above. As permitted under the rules applicable to smaller reporting companies, we are including two years of data and are not including a peer group total shareholder return or company-selected measure, as contemplated under Item 402(v) of Regulation S-K. For further information concerning our executive compensation philosophy and how executive compensation is aligned with the Company’s performance, refer to the section entitled “Executive Compensation” included in this proxy statement.

PEO and Non-PEO NEOs’ compensation is designed to provide a mix of compensation to reward Officers for individual and company performance as well as to align their interests with the interests of shareholders. To achieve our goal of appropriately rewarding our Officers for their efforts, the compensation generally includes: (i) annual base salary, benefits and perquisites; (ii) annual bonus based on target and above-target performance; and (iii) equity-based compensation and retirement benefits.

For the years 2023 and 2024, in order to preserve Company’s cash, PEO and Non-PEO NEOs were granted RSUs in lieu of an annual cash bonus.

A significant portion of the PEO and Non-PEO NEOs total compensation is “at-risk” in the form of equity compensation and is directly tied to the Company’s share performance. As a result, this component of compensation aligns the PEO and Non-PEO NEOs interests with those of shareholders by linking potential rewards to long-term stock price appreciation.

The following table sets forth additional compensation information of our PEO and Non-PEO NEOs, along with total shareholder return, and net loss results for the years ended December 31, 2024 and 2023:

			Average Summary Compensation Table Total for Non-PEO NEOs (in 000s)(4)		Value of Initial Fixed $ 100 Investment Based on Total Shareholder Return(5)
				Average Compensation Actually Paid to Non-PEO NEOs (in 000s)(3)
	Summary Compensation Table Total for PEO (in 000s)(2)
		Compensation Actually Paid to PEO (in 000s)(3)
						Net Loss (in 000s)(6)
Year(1)
2024	$1,149	$2,187	$485	$849	$212	$(9,541)
2023	950	483	385	314	21	(8,889)

(1)	The Non-PEO NEOs for both years are Hillel Galitzer and Dana Yaacov-Garbeli.
(2)	The dollar amounts reported herein represent the amount of total compensation reported for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year.
(3)
The dollar amounts reported below represent the amount of “compensation actually paid” to our PEO and Non-PEO NEOs (as an average) as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to the PEOs and Non-PEO NEOs during the applicable fiscal year. For purposes of the equity award adjustments shown below, no equity awards were cancelled due to a failure to meet vesting conditions and no dividends or other earnings paid on share or option awards in the covered fiscal year prior to the vesting date were not otherwise included in the total compensation for the covered fiscal year. In calculating the “compensation actually paid” amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant. The following table details the applicable adjustments that were made to the determine “compensation actually paid” (all amounts are averages for Non-PEO NEOs).

The below figures are represented in thousands.

	PEO		Non-PEO NEO Average
	2024	2023	2024	2023
Summary Compensation Table Total	$1,149	$950	$485	$385
-the fair value of equity awards granted that are reported in the Summary Compensation Table	(742)	(532)	(246)	(141)
+ Fair value as of the end of all awards granted during the covered fiscal year that are outstanding and unvested at the end of the covered year	360	126	245	72
+/- Change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	863	(81)	222	(9)
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	112	-	28	-
+/- Change in fair value as of the vesting date (from
the end of the prior fiscal year) of any awards
granted in any prior fiscal year for which all
applicable vesting conditions were satisfied at the
end of or during the covered fiscal year	445	20	115	7
Compensation Actually Paid	$2,187	$483	$849	$314

(4)
The dollar amounts reported herein represent the average of the amounts of total compensation reported for our Non-PEO NEOs as a group for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year.

(5)
Cumulative total stockholder return (“TSR”) assumes $100 was invested on December 31, 2022 and is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period (December 31, 2022) by our stock price at the beginning of the measurement period. At December 31, 2024, 2023 and 2022, the per share closing prices for our Ordinary Shares were $2.28, $0.60 and $0.73, respectively. No dividends were paid on share or option awards for all periods presented.

(6)	Net loss is reflected as reported in our audited consolidated financial statements for the applicable fiscal year.

Pay versus Performance Comparative Disclosure

In accordance with SEC rules, the Company is providing the following narrative disclosure regarding the relationships between information presented in the pay versus performance tables above.

Compensation Actually Paid and Cumulative Total Shareholder Return

During 2023 and 2024, compensation actually paid (“CAP”) to our PEO increased from $483 thousand in fiscal year 2023 to $2,187 thousands in fiscal year 2024. Average compensation actually paid to our Non-PEO NEOs increased from $314 in fiscal year 2023 to $849 thousand in fiscal year 2024. Over the same period, the value of an investment of $100 in our Ordinary Shares on the last trading day of 2022 decreased by $18 to $82 during fiscal 2023 and increased by $230 to $312 during fiscal 2024.

The following graph sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and our cumulative TSR over the three most recently completed fiscal years.

Compensation Actually Paid and Net Loss

During 2023 and 2024, CAP to our PEO increase from $483 thousand in fiscal year 2023 to $2,187 thousand in fiscal year 2024. Average CAP to our Non-PEO NEOs increased from $314 in fiscal year 2023 to $849 thousand in fiscal year 2024. Over the same period, our net loss increased by $652 thousand during fiscal year 2024 (from a net loss in fiscal year 2023 of $8,889 thousand to a net loss in fiscal year 2024 of $9,541 thousand).

PROPOSAL ONE — ELECTION OF DIRECTORS

Director Nominees

In accordance with the Israeli Companies Law and without derogating from the appointment requirements listed above, each of the nominees has certified to us that he meets all the requirements of the Israeli Companies Law for election as a director of a public company, possesses the necessary qualifications and has sufficient time in order to fulfill his duties as our director, taking into account our size and special needs.

Shareholders are being asked to elect the director nominees listed below.

Name Haya Taitel	Term Expires 2028 Annual Meeting of shareholders

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the director nominees listed above. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The section titled “Directors & Executive Officers” of this proxy contains more information about the leadership skills and other experience that caused the Nominating and Corporate Governance Committee and the Board to determine that Ms. Taitel should serve as the Class II director of the Company.

We believe that Ms. Taitel possesses the experience, skills, and qualities to fully perform her duty as a director and contribute to our success. Ms. Taitel has been nominated because she possesses the highest standards of personal integrity, interpersonal and communication skills, is highly accomplished in her field, she understands the interests and issues that are important to our shareholders, and she is able to dedicate sufficient time to fulfilling their obligations as director. Our directors complement each other with their respective experiences, skills, and qualities. While our directors make up a diverse group in terms of age, gender and professional experience, together they comprise a cohesive body in terms of Board process and collaboration.

Proposal

Shareholders are being asked to adopt the following resolutions:

(a)	“RESOLVED, that Ms. Haya Taitel is hereby elected to serve as a Class II member of the Board until the 2028 Annual Meeting.”

Vote Required

Election of the above-named director nominees requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” each director nominee in Proposal One. Each director nominee shall be voted separately. Abstentions and broker non-votes will have no effect on the outcome of Proposal One.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the election of each of the directors nominated for service under this proposal.

PROPOSAL TWO — RATIFICATION AND APPROVAL OF REVISED COMPENSATION TERMS AND ONE-TIME GRANT OF COMPENSATION TO MIRANDA TOLEDANO, OUR CHIEF EXECUTIVE OFFICER AND A DIRECTOR

Background

On April 23, 2025 and April 28, 2025, the Compensation Committee and the Board, respectively, voted to approve revised compensation terms and one-time grant of compensation for Ms. Toledano in accordance with the terms below, which were deemed by the Board to be outside the range set in the Company’s compensation policy but in line with comparable standards as detailed in the 2025 comparative executive compensation benchmark analyses, which included comparative data of the Company’s executive compensation relative to the peer-group companies in Israel and in the United States. The 2025 comparative executive compensation benchmark analysis found that the compensation terms, especially current annual salary of $419,000  of our CEO are materially below that of similar companies within the market. The update in compensation terms is therefore critical to provide an effective retention incentive. As a result of the conclusions of the 2025 comparative executive compensation benchmark analysis, our Compensation Committee and Board have determined that, it would be advisable for the Company to increase Ms. Toledano’s compensation terms in order to better reflect the terms being offered by companies in a similar sector and of a similar size to the Company. The Compensation Committee and Board have further determined that it would be in the best interests of the Company to update and amend the Company’s compensation policy, as outlined in Proposal Five below. Had the updated compensation policy, to be approved per Proposal Five below, been in effect as of the date hereof, the revised compensation terms below would be considered materially consistent with our compensation policy.

A significant portion of the CEO’s total compensation is “at-risk” in the form of equity compensation and is directly tied to the Company’s share performance. As a result, this component of compensation aligns the CEO’s interests with those of shareholders by linking potential rewards to long-term stock price appreciation.

Pursuant to the Israeli Companies Law, any transaction between us and a member of our Board, relating to his or her terms of compensation, must generally be consistent with our compensation policy, and must be approved by the Compensation Committee, the Board and a Special Majority of our shareholders, to the extent applicable, in accordance with the provisions of the Israeli Companies Law.

Terms of Revised Compensation and One-time Grant of Compensation

On April 23, 2025 and April 28, 2025, the Compensation Committee and the Board, respectively, voted to approve for Ms. Toledano (i) an RSU grant in place of a cash bonus, (ii) an option grant, (iii) a salary increase, including a one-time RSU grant in place of a portion of Ms. Toledano’s salary, in accordance with the terms below, which were deemed by the Board to be outside the range set in the Company’s compensation policy but in line with comparable standards as detailed in the 2025 comparative executive compensation benchmark analyses, which included comparative data of the Company’s executive compensation relative to the peer-group companies in Israel and in the United States.

Our Compensation Committee and Board believe that it is in the best interest of the Company and our shareholders to approve the one-time grant of compensation and salary increase to Ms. Toledano, our Chief Executive Officer.

The terms of the compensation to Ms. Toledano, effective as of the approval of our shareholders at this Annual Meeting, would be as follows:

(i)
2025 Option Grant. Ms. Toledano will be entitled to receive an additional one-time grant of options to purchase an additional 500,000 Ordinary Shares (the “2025 Options”), at an exercise price of $2.28 per Ordinary Share, under the 2018 Plan, and subject to the requirements of applicable laws and regulations. The 2025 Options shall vest as follows: provided that Ms. Toledano has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date, the 2025 Options shall vest over a three (3) year period, with a third of the 2025 Options vesting at the end of a 12-month period following April 28, 2025 and the remaining two-thirds of the 2025 Options shall vest in eight substantially equal portions over the next two (2) year period thereafter, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of 2025 Options that vest in the installment shall be such that Ms. Toledano will be fully vested in the total number of 2025 Options listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of the 2025 Options shall become fully vested on April 28, 2028); provided further, however, that in the event of a Change in Control (as defined in the 2018 Plan) in which Ms. Toledano continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested 2025 Options at the time of the consummation of such Change in Control shall become fully vested and exercisable. The expiration date of the 2025 Options shall be April 28, 2035, or such earlier date in accordance with the 2018 Plan or the Company’s option agreement.

(ii)
2025 RSU Grant in Lieu of Cash Bonus. Ms. Toledano will be entitled to receive a one-time grant of 136,842 RSUs in lieu of cash bonus (the “2025 RSUs”) under the 2018 Plan, and subject to the requirements of applicable laws and regulations. The 2025 RSUs shall vest as follows: provided that Ms. Toledano has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date, the 2025 RSUs shall vest over a one (1) year period, with 100% of the 2025 RSUs vesting in four substantially equal portions over the 12 month period following April 28, 2025, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of 2025 RSUs that vest in the installment shall be such that Ms. Toledano will be fully vested in the total number of 2025 RSUs listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of the 2025 RSUs shall become fully vested on April 28, 2026); provided further, however, that in the event of the Change in Control in which Ms. Toledano continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested 2025 RSUs at the time of the consummation of such Change in Control shall become fully vested.

(iii)
2025 Salary Increase. Ms. Toledano will be entitled to an annual salary of $600,000 (the “Updated Salary”), effective as of April 1, 2025, in accordance with the Company’s regular payroll practice in effect from time to time. For the avoidance of doubt, all other terms and social benefits under the A&R Employment Agreement affected by a base salary shall be updated in accordance with the Updated Salary effective as of April 1, 2025. Notwithstanding the foregoing, with respect to the 12-month period beginning April 1, 2025, in order to preserve Company cash, Ms. Toledano will be entitled to receive a one-time grant of 43,860 RSUs in place of $100,000 of her Updated Salary in lieu of cash payment for such one (1) year period (the “2025 Salary RSUs”) under the 2018 Plan, and subject to the requirements of applicable laws and regulations. The 2025 Salary RSUs shall vest as follows: provided that Ms. Toledano has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date, the 2025 Salary RSUs shall vest over a one (1) year period, with 100% of the 2025 Salary RSUs vesting in four substantially equal portions over the 12 month period following April 1, 2025, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of 2025 Salary RSUs that vest in the installment shall be such that Ms. Toledano will be fully vested in the total number of 2025 Salary RSUs listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of the 2025 Salary RSUs shall become fully vested on April 1, 2026); provided further, however, that in the event of the Change in Control in which Ms. Toledano continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested 2025 Salary RSUs at the time of the consummation of such Change in Control shall become fully vested.

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the revised compensation terms and one-time grant of compensation to Miranda Toledano, our Chief Executive Officer, as described in Proposal Two of the Company’s Proxy Statement for the Company’s 2025 Annual Meeting, be, and are hereby, ratified and approved.”

Vote Required

Proposal Two requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Two, and abstentions and broker non-votes have no effect on the outcome of Proposal Two.  In addition to the simple majority vote described above, the Israeli Companies Law requires further, to the extent applicable pursuant to the provisions of the Israeli Companies Law, that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the company.

As part of the Special Majority vote, you must indicate whether you are a controlling shareholder or have a personal interest in the approval of this proposal. According to the Relief Regulations, by signing and submitting the accompanying proxy card, you declare and approve that you have no personal interest in the approval of this proposal, unless you have notified the Company of such personal interest in writing. If you believe that you have a personal interest in this Proposal and you wish to inform the Company of such personal interest, you should submit such information in advance of voting to Dana Yaacov-Garbeli, our Chief Financial Officer.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the adoption of this resolution.

PROPOSAL THREE — RATIFICATION AND APPROVAL OF REVISED COMPENSATION TERMS TO GREGORY BURSHTEIN, OUR CHIEF OF RESEARCH &DEVELOPMENT

Background

On April 23, 2025 and April 28, 2025, the Compensation Committee and the Board, respectively, voted to approve revised compensation terms and one-time grant of compensation for Dr. Burshtein in accordance with the terms below, which were deemed by the Board to be outside the range set in the Company’s compensation policy but in line with comparable standards as detailed in the 2025 comparative executive compensation benchmark analyses, which included comparative data of the Company’s executive compensation relative to the peer-group companies in Israel and in the United States. The 2025 comparative executive compensation benchmark analysis found that the compensation terms, especially current annual salary of $160,000, of our Chief of Research & Development are materially below that of similar companies within the market. The update in compensation terms is therefore critical to provide an effective retention incentive. As a result of the conclusions of the 2025 comparative executive compensation benchmark analysis, our Compensation Committee and Board have determined that, it would be advisable for the Company to increase dr. Burshtein’s compensation terms in order to better reflect the terms being offered by companies in a similar sector and of a similar size to the Company. The Compensation Committee and Board have further determined that it would be in the best interests of the Company to update and amend the Company’s compensation policy, as outlined in Proposal Five below. Had the updated compensation policy, to be approved per Proposal Five below, been in effect as of the date hereof, the revised compensation terms below would be considered materially consistent with our compensation policy and would thereby not require shareholder approval.

A significant portion of the Chief of Research & Development’s total compensation is “at-risk” in the form of equity compensation and is directly tied to the Company’s share performance. As a result, this component of compensation aligns the Chief of Research & Development’s interests with those of shareholders by linking potential rewards to long-term stock price appreciation.

Pursuant to the Israeli Companies Law, any transaction between us and an office holder (as defined in the Companies Law), relating to his or her terms of compensation, must generally be consistent with our compensation policy, and must be approved by the Compensation Committee, the Board and a Special Majority of our shareholders, to the extent applicable, in accordance with the provisions of the Israeli Companies Law.

Terms of Revised Compensation

The terms of the revised compensation to Mr. Burshtein, effective as of the approval of our shareholders at this Annual Meeting, would be as follows:

(i)
2025 Option Grant. Dr. Burshtein will be entitled to receive an additional one-time grant of options to purchase an additional 200,000 Ordinary Shares (the “2025 Options”), at an exercise price of $2.28 per Ordinary Share, under the 2018 Plan, and subject to the requirements of applicable laws and regulations. The 2025 Options shall vest as follows: provided that Dr. Burshtein has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date, the 2025 Options shall vest over a three (3) year period, with a third of the 2025 Options vesting at the end of a 12-month period following April 28, 2025, and the remaining two-thirds of the 2025 Options shall vest in eight substantially equal portions over the next two (2) year period thereafter, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of 2025 Options that vest in the installment shall be such that Dr. Burshtein will be fully vested in the total number of 2025 Options listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of the 2025 Options shall become fully vested on April 28, 2028).

(ii)
2025 RSU Grant. Dr. Burshtein will be entitled to receive a one-time grant of 26,316 RSUs (the “2025 RSUs”) in lieu of a cash bonus for 2024 under the 2018 Plan, and subject to the requirements of applicable laws and regulations. The 2025 RSUs shall vest as follows: provided that Dr. Burshtein has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date, the 2025 RSUs shall vest over a one (1) year period, with 100% of the 2025 RSUs vesting in four substantially equal portions over the 12 month period following April 28, 2025, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of 2025 RSUs that vest in the installment shall be such that Dr. Burshtein will be fully vested in the total number of 2025 RSUs listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of the 2025 RSUs shall become fully vested on April 28, 2026).

(iii)
2025 Salary Increase. Dr. Burshtein will be entitled to an annual gross base salary of $200,000 (the “Updated Salary”), effective as of April 1, 2025, in accordance with the Company’s regular payroll practice in effect from time to time. For the avoidance of doubt, all other terms and social benefits under his employment agreement affected by a base salary shall be updated in accordance with the Updated Salary effective as of April 1, 2025.

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the revised compensation terms to Gregory Burshtein, our Chief of Research & Development, as described in Proposal Three of the Company’s Proxy Statement for the Company’s 2025 Annual Meeting, be, and are hereby, ratified and approved.”

Vote Required

Proposal Three requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Three, and abstentions and broker non-votes have no effect on the outcome of Proposal Three.  In addition to the simple majority vote described above, the Israeli Companies Law requires further, to the extent applicable pursuant to the provisions of the Israeli Companies Law, that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the company.

As part of the Special Majority vote, you must indicate whether you are a controlling shareholder or have a personal interest in the approval of this proposal. According to the Relief Regulations, by signing and submitting the accompanying proxy card, you declare and approve that you have no personal interest in the approval of this proposal, unless you have notified the Company of such personal interest in writing. If you believe that you have a personal interest in this Proposal and you wish to inform the Company of such personal interest, you should submit such information in advance of voting to Dana Yaacov-Garbeli, our Chief Financial Officer.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the adoption of this resolution.

PROPOSAL FOUR — RATIFICATION AND APPROVAL OF COMPENSATION TERMS TO DANA YAACOV-GARBELI, OUR CHIEF FINANCIAL OFFICER

Background

On April 23, 2025 and April 28, 2025, the Compensation Committee and the Board, respectively, voted to approve revised compensation terms and one-time grant of compensation for Ms. Yaacov-Garbeli in accordance with the terms below, which were deemed by the Board to be outside the range set in the Company’s compensation policy but in line with comparable standards as detailed in the 2025 comparative executive compensation benchmark analyses, which included comparative data of the Company’s executive compensation relative to the peer-group companies in Israel and in the United States. The 2025 comparative executive compensation benchmark analysis found that the compensation terms, especially current annual cash consideration of $225,000, of our CFO are materially below that of similar companies within the market. The update in compensation terms is therefore critical to provide an effective retention incentive. As a result of the conclusions of the 2025 comparative executive compensation benchmark analysis, our Compensation Committee and Board have determined that, it would be advisable for the Company to increase Ms. Yaacov-Garbeli’s compensation terms in order to better reflect the terms being offered by companies in a similar sector and of a similar size to the Company. The Compensation Committee and Board have further determined that it would be in the best interests of the Company to update and amend the Company’s compensation policy, as outlined in Proposal Five below. Had the updated compensation policy, to be approved per Proposal Five below, been in effect as of the date hereof, the revised compensation terms below would be considered materially consistent with our compensation policy and would thereby not require shareholder approval.

A significant portion of the Chief Financial Officer’s total compensation is “at-risk” in the form of equity compensation and is directly tied to the Company’s share performance. As a result, this component of compensation aligns the Chief Financial Officer’s interests with those of shareholders by linking potential rewards to long-term stock price appreciation.

Pursuant to the Israeli Companies Law, any transaction between us and an office holder (as defined in the Companies Law), relating to his or her terms of compensation, must generally be consistent with our compensation policy, and must be approved by the Compensation Committee, the Board and a Special Majority of our shareholders, to the extent applicable, in accordance with the provisions of the Israeli Companies Law.

Terms of Revised Compensation

The terms of the revised compensation to Ms. Yaacov-Garbeli, effective as of the approval of our shareholders at this Annual Meeting, would be as follows:

(i)
2025 Option Grant. Ms. Yaacov-Garbeli will be entitled to receive an additional one-time grant of options to purchase an additional 130,000 Ordinary Shares (the “2025 Options”), at an exercise price of $2.28 per Ordinary Share, under the 2018 Plan, and subject to the requirements of applicable laws and regulations. The 2025 Options shall vest as follows: provided that Ms. Yaacov-Garbeli has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date, the 2025 Options shall vest over a three (3) year period, with a third of the 2025 Options vesting at the end of a 12-month period following April 28, 2025, and the remaining two-thirds of the 2025 Options shall vest in eight substantially equal portions over the next two (2) year period thereafter, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of 2025 Options that vest in the installment shall be such that Ms. Yaacov-Garbeli will be fully vested in the total number of 2025 Options listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of the 2025 Options shall become fully vested on April 28, 2028); provided further, however, that in the event of a Change in Control (as defined in the 2018 Plan) in which Ms. Yaacov-Garbeli continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested 2025 Options at the time of the consummation of such Change in Control shall become fully vested and exercisable. The expiration date of the 2025 Options shall be April 28, 2035, or such earlier date in accordance with the 2018 Plan or the Company’s option agreement.

(ii)
2025 RSU Grant. Ms. Yaacov-Garbeli will be entitled to receive a one-time grant of 26,316 RSUs (the “2025 RSUs”) in lieu of cash bonus for 2024 under the 2018 Plan, and subject to the requirements of applicable laws and regulations. The 2025 RSUs shall vest as follows: provided that Ms. Yaacov-Garbeli has not undergone a Termination of Service (as defined in the 2018 Plan) prior to the applicable vesting date, the 2025 RSUs shall vest over a one (1) year period, with 100% of the 2025 RSUs vesting in four substantially equal portions over the 12 month period following April 28, 2025, on a quarterly basis, rounded down to the nearest whole share, provided, that with respect to the last such quarterly installment, the number of 2025 RSUs that vest in the installment shall be such that Ms. Yaacov-Garbeli will be fully vested in the total number of 2025 RSUs listed above as of such applicable quarterly anniversary (i.e., such that one hundred percent (100%) of the 2025 RSUs shall become fully vested on April 28, 2026); provided further, however, that in the event of the Change in Control in which Ms. Yaacov-Garbeli continues to provide services to the Company on the date of consummation of such Change in Control, 100% of any unvested 2025 RSUs at the time of the consummation of such Change in Control shall become fully vested.

(iii)
2025 Cash Compensation Increase. Ms. Yaacov-Garbeli will be entitled to an annual cash consideration of $251,983 (the “Updated Cash Compensation”), effective as of April 1, 2025, in accordance with the terms of her consulting agreement. For the avoidance of doubt, given the nature of her consulting agreement, the abovementioned Updated Cash Compensation reflects the full payment in cash to Ms. Yaacov-Garbeli in consideration for her services, except for any reasonable out of pocket expenses which were pre-approved in writing in connection with her duties as Chief Financial Officer.

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the revised compensation terms to Dana Yaacov-Garbeli, our Chief Financial Officer, as described in Proposal Four of the Company’s Proxy Statement for the Company’s 2025 Annual Meeting, be, and are hereby, ratified and approved.”

Vote Required

Proposal Four requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Four, and abstentions and broker non-votes have no effect on the outcome of Proposal Four.  In addition to the simple majority vote described above, the Israeli Companies Law requires further, to the extent applicable pursuant to the provisions of the Israeli Companies Law, that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the company.

As part of the Special Majority vote, you must indicate whether you are a controlling shareholder or have a personal interest in the approval of this proposal. According to the Relief Regulations, by signing and submitting the accompanying proxy card, you declare and approve that you have no personal interest in the approval of this proposal, unless you have notified the Company of such personal interest in writing. If you believe that you have a personal interest in this Proposal and you wish to inform the Company of such personal interest, you should submit such information in advance of voting to Dana Yaacov-Garbeli, our Chief Financial Officer.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the adoption of this resolution.

PROPOSAL FIVE —APPROVAL OF AN AMENDED AND RESTATED COMPENSATION POLICY

Background

Pursuant to the Israeli Companies Law, all Israeli companies, such as the Company, whose shares are publicly listed, are required to adopt a written compensation policy for their executives, which addresses certain items prescribed by the Israeli Companies Law and serves as a flexible framework for executive and director compensation. Accordingly, on July 31, 2024, the Company’s shareholders approved the compensation policy for the Company’s directors and officers. The compensation policy must further be approved once every three years by the Board, after it considers the recommendations of the Compensation Committee, and then by a Special Majority of the shareholders, to the extent applicable, in accordance with the provisions of the Israeli Companies Law. To the extent a compensation policy is not approved by the shareholders, then generally, following re-discussion of the matter, the Compensation Committee and the Board may nonetheless approve the compensation policy based on detailed reasoning, provided such approval is in the Company’s best interest. Revisions to the compensation policy require the same approval process, unless otherwise provided by applicable Israeli law. We note that this approval vote of the compensation policy is due to Israeli law requirements and in addition to and not in lieu of the advisory “say-on-pay” vote contained in Proposal Six.

We adopted a compensation policy on September 27, 2018. On October 4, 2021, and again on July 31, 2024, the Company’s shareholders approved amendments at the Company’s 2021 and 2024 annual meeting of shareholders, respectively, in order to create a relevant and appropriate compensation framework to meet the Company’s needs and in accordance with Israeli law requirements. Pursuant to our compensation policy, the compensation that may be granted to an executive officer may include: base salary; cash bonuses; and equity-based compensation. The cash bonus component aims to ensure that the Company’s executive officers are incentivized to reach the Company’s annual goals. The equity-based compensation component is intended to incentivize and reward for future long-term performance, to foster a long-term link between executive officers’ interests and the interests of the Company and its shareholders, and to attract, motivate and retain executive officers for the long term. Our compensation policy also provides for compensation to the members of our Board in accordance with the principles determined in our compensation policy.

Unlike “say-on-pay,” which is a retrospective shareholder advisory vote based on actual executive compensation granted in the previous year, the compensation policy serves as a shareholder-approved prospective framework for the Compensation Committee and the Board when making compensation decisions generally for the following three-year period, which sets caps and other limitations. The Compensation Committee and the Board generally cannot approve any compensation that does not fall within the framework of the Company’s compensation policy without seeking shareholder approval. Therefore, and in light of our previous experience, we believe that our compensation policy must provide flexibility to address our various needs and challenges, including special circumstances that may arise during the applicable three-year period. The compensation elements, caps and other limitations set forth in the compensation policy do not create an obligation or a promise to actually grant such compensation. The actual executive compensation design and amounts granted to our Named Executive Officers in the previous year are reflected in the section entitled “Executive Compensation” included in this proxy statement and presented for a shareholder advisory vote under Proposal Six.

As noted above, under the Israeli Companies Law, we are required to submit the compensation policy to our shareholders at least once every three years for approval. Although the compensation policy was last approved in 2024, we are presenting to our shareholders a proposal to approve our Amended Compensation Policy, a form of which is attached to this proxy statement as Appendix A and which is substantially similar to our existing compensation policy subject to certain updated thresholds to align with market standards and to attract prospective management members such that the policy would be effective for the next three years, or such longer period as permitted and in accordance with the Israeli Companies Law.

Our existing compensation policy reflects our unique status, being subject to both Israeli compensation policy requirements and U.S. compensation disclosure and “say-on-pay” requirements as well as providing us with a competitive compensation framework.

The Compensation Committee and the Board have determined that in order to attract and retain leading candidates to management positions in the Company, it would be advisable for the Company to adjust certain thresholds in its existing compensation policy in order to better reflect the terms being offered by companies in a similar sector and of similar size to the Company. The changes would allow the Company to attract and retain highly-qualified executive officers while aligning their compensation terms with Company resources and needs.

The 2025 comparative executive compensation benchmark analysis found that the compensation terms of our executive officers are materially below that of similar companies within the market. The update in compensation terms is therefore critical to provide for a policy in line with comparable compensation standards, to ensure effective retention of existing management and the attraction of new leading candidates when needed.

Based on our positive experience in implementing the existing compensation policy over the past three years, the Board recommends the approval of the Amended Compensation Policy in a form substantially similar to our existing compensation policy, with certain amendments to ensure that the Amended Compensation Policy aligns with comparable terms on the market.

Following the recommendation of the Compensation Committee, the Board has approved, and recommends that shareholders approve, the Amended Compensation Policy in the form attached to this proxy statement as Appendix A. The Amended Compensation Policy submitted for shareholder approval under this Proposal Five addresses the requirements under the Israeli Companies Law and shall be in effect in accordance with the Israeli Companies Law, as long as such requirements are applicable to the Company.

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the Amended Compensation Policy, as described in Proposal Five and attached as Appendix A of the Company’s Proxy Statement for the Company’s 2025 Annual Meeting, be, and it hereby is, approved.”

Vote Required

Proposal Five requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Five, and abstentions and broker non-votes have no effect on the outcome of Proposal Five.  In addition to the simple majority vote described above, the Israeli Companies Law requires further, to the extent applicable pursuant to the provisions of the Israeli Companies Law, that either (i) such majority must include a simple majority of the votes cast by shareholders having no personal interest in the matter (excluding abstentions) or (ii) the total number of votes of shareholders mentioned in clause (i) above who voted against such transaction does not exceed 2% of the total voting rights in the company.

As part of the Special Majority vote, you must indicate whether you are a controlling shareholder or have a personal interest in the approval of this proposal. According to the Relief Regulations, by signing and submitting the accompanying Proxy Card, you declare and approve that you have no personal interest in the approval of this proposal, unless you have notified the Company of such personal interest in writing. If you believe that you have a personal interest in this Proposal and you wish to inform that Company of such personal interest, you should submit such information in advance of voting to Dana Yaacov-Garbeli, our Chief Financial Officer.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the adoption of this resolution.

PROPOSAL SIX — ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

As required by Section 14A of the Exchange Act, the Board requests your advisory vote to approve the compensation of our Named Executive Officers as described in the section entitled “Executive Compensation” included in this proxy statement. This proposal, commonly referred to as the “say-on-pay” vote, gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers. Your vote is solely advisory and, therefore, will not be binding on the Company; however, the Board will review the voting results and take them into consideration when making future executive compensation decisions.

The Board encourages shareholders to read the section entitled “Executive Compensation” included in this proxy statement, including the tables included therein, to review the correlation between compensation and performance.

The Board remains committed to sound corporate governance practices and shares the interest of shareholders in maintaining effective executive compensation. The Board believes that our executive compensation, which is focused on the Company’s long-term value, has a proven record of effectively driving the Company’s performance as a result of the continued leadership of these Named Executive Officers and believes that it will assist us in retaining our senior leadership team. Accordingly, we ask our shareholders to approve the compensation of our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act in the section entitled “Executive Compensation” of this proxy statement, including the compensation tables and the related narrative disclosure, by casting a non-binding advisory vote “FOR” the following resolution.

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the compensation paid to our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, be, and it hereby is, approved.”

Vote Required

Proposal Six requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Six, and abstentions and broker non-votes have no effect on the outcome of Proposal Six.  As an advisory vote, the result will not be binding on the Board or the Company. The say-on-pay vote will, however, provide us with important feedback from our shareholders about our executive compensation philosophy, objectives and program. Our Board and Compensation Committee value the opinions of our shareholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating our executive compensation program. Following this Annual Meeting, the next advisory vote on named executive officer compensation is expected to occur at the 2026 annual meeting of shareholders, unless the Board modifies its policy on the frequency of holding such advisory votes.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the adoption of this resolution.

PROPOSAL SEVEN — APPOINTMENT AND COMPENSATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Background

The Audit Committee has selected Kesselman & Kesselman (a member firm of PricewaterhouseCoopers International Limited, or PwC) as our independent registered public accountants for the fiscal year commencing January 1, 2025, and until the next annual meeting of shareholders and approved its compensation, subject to our shareholders’ approval of the Board’s and Audit Committee’s authorization to set their compensation. Kesselman & Kesselman has served as our principal independent registered public accounting firm for each of the two years ended December 31, 2023 and 2024.

In selecting Kesselman & Kesselman as the Company’s independent registered public accounting firm for 2025, the Audit Committee considered several factors, including:

•	The professional qualifications of Kesselman & Kesselman, the lead audit partner, and other key engagement personnel.
•	Kesselman & Kesselman’s independence and its processes for maintaining its independence.
•	Kesselman & Kesselman’s depth of understanding of the Company’s business, accounting policies and practices, and internal control over financial reporting.
•	The appropriateness of Kesselman & Kesselman’s fees for audit and non-audit services.
•	The results of management’s and the Audit Committee’s annual evaluations of the qualifications, performance and independence of Kesselman & Kesselman.

We expect a representative of Kesselman & Kesselman to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

Proposal

Shareholders are being asked to ratify and approve the selection of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited as our independent registered public accountants for the fiscal year ending December 31, 2025, and to authorize the Board and Audit Committee to set the compensation of these auditors. Subject to the shareholders approving such authorization, the Board delegated the authority to set the fees of the auditors to the Audit Committee. The Audit Committee pre-approved all services to be performed by, and compensation to be paid to, the auditors as provided for in the U.S. Sarbanes-Oxley Act of 2002 and the rules thereunder.

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the appointment of Kesselman & Kesselman, a member firm of PwC, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2025, be, and it hereby is, ratified and approved, and that the Board (or the Audit Committee, if authorized by the Board) be and hereby is, authorized to determine the compensation of the auditors in accordance with the volume and nature of their services.”

Vote Required

The proposal requires the affirmative vote of the holders of our Ordinary Shares voted in person or by proxy, meaning that more votes must be cast “for” than “against” for Proposal Seven. Abstentions and broker non-votes will have no effect on outcome of Proposal Seven.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the adoption of this resolution.

Fees Paid to Kesselman & Kesselman

	Year Ended December 31,
	2024	2023
Audit fees (1)	$196,800	$157,500
Tax fees(2)	5,150	6,700
Total fees	$201,950	$164,200

(1)
Includes professional services rendered in connection with the audit of our annual financial statements and the review of our interim financial statements and services related to the Company’s initial public offering and other registration statements.

(2)	Tax consulting services.

Audit Committee Pre-approval Policies and Procedures

Our Audit Committee is responsible for pre-approving audit and non-audit services provided to us by our independent registered public accounting firm. All of the non-audit services provided to us by the independent auditors following the formation of our Audit Committee were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

Our Audit Committee consists of Chair, Gerald M. Ostrov, and members, Yonatan Malca and Sean Ellis. The Board has determined that each Audit Committee member is “independent,” as independence for Audit Committee members is defined in the applicable Nasdaq listing standards and rules of the SEC. The Board also determined that all members of the Audit Committee are financially literate, and Mr. Ostrov has been designated as an Audit Committee financial expert, as such term is defined in Item 407 of Regulation S-K. Although designated as Audit Committee financial experts, the Audit Committee Chair and members are not accountants for the Company nor, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act or for any other purpose.

The role of the Audit Committee is to (a) oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements; (b) oversee the Company’s compliance with legal and regulatory requirements; (c) oversee the performance of the Company’s internal audit function; (d) take, or recommend that the Board of the Company take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors; and (e) prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

The Audit Committee influences the overall tone for quality financial reporting, sound internal controls, and ethical behavior. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, for the appropriateness of the accounting and reporting policies that are used by the Company, and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, expressing an opinion on the effectiveness of internal control over financial reporting, and for reviewing the Company’s interim consolidated financial statements.

The independent auditors report directly to the Audit Committee. The Audit Committee has the sole authority and responsibility to recommend to the Board the nomination of the independent auditors for approval by the shareholders on an annual basis. The Audit Committee is directly responsible for the appointment, retention, termination, compensation, retention, evaluation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

In 2024, the Audit Committee routinely met and held discussions with management and Kesselman & Kesselman, the Company’s independent registered public accounting firm. The Audit Committee discussed with management and Kesselman & Kesselman regarding the Company’s audited consolidated financial statements and policies and procedures designed to reduce the likelihood of events of non-compliance with rules and regulations, including discussions of the quality, not just the acceptability, of accounting policies and principles, significant judgments and estimates, system of internal control over financial reporting, and clarity of disclosures, including items reported as Critical Auditing Matters in the report of the independent auditor (if required). The Audit Committee reviewed the annual plan and scope of work to be performed by Kesselman & Kesselman, and met outside of the presence of management with Kesselman & Kesselman to discuss their respective audit results, evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the Audit Committee discussed with the Company those matters required to be discussed pursuant to PCAOB Auditing Standard 1301, “Communications with Audit Committees,” and the rules of the SEC, and reviewed a letter from the Company disclosing such matters.

The Audit Committee also discussed with Kesselman & Kesselman the firm’s independence from the Company and its management team, and reviewed the written disclosures and letter from Kesselman & Kesselman pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services, if any, with Kesselman & Kesselman’s independence.

Based upon the reports and discussions described above, the Audit Committee, in accordance with its responsibilities, recommended to the Board that the audited consolidated financial statements be included in the Company’s 2024 Annual Report.

The Audit Committee:

Gerald M. Ostrov (Chair)
Yonatan Malca
Sean Ellis

WHERE TO OBTAIN ADDITIONAL INFORMATION

We maintain an internet website at https://investors.enterabio.com/. Copies of the committee charters of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee can be found under the Company — Investors — Corporate Governance section of our website, and such information is also available in print to any shareholder who requests it through our Investor Relations department at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2024 Annual Report as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investors — SEC Filings section of our website at https://investors.enterabio.com/.

A request for a copy of such report should be directed to Kiryat Hadassah Minrav Building, 5th Floor, Jerusalem 9122002, Israel. A copy of any exhibit to the 2024 Annual Report will be forwarded following receipt of a written request with respect thereto addressed to Kiryat Hadassah Minrav Building, 5th Floor, Jerusalem 9122002, Israel.

EXPENSES RELATING TO THIS PROXY STATEMENT

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by personal interview, telephone, facsimile, email or other method without extra compensation for that activity. We may also retain an independent contractor to assist in the solicitation of proxies. If retained for such services, we will pay the related costs. We may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold Ordinary Shares.

STATEMENTS OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2024

In accordance with Section 60(b) of the Israeli Companies Law, shareholders are invited to discuss the audited Consolidated Financial Statements of the Company for the year ended December 31, 2024. The 2024 Annual Report, including our audited Consolidated Financial Statements, is available on the Investors section of our website, at https://investors.enterabio.com. as well as at www.voteproxy.com.

No vote is required regarding this item.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named as proxies will vote in their discretion as they may deem appropriate.

By order of the Board of Directors, Gerald Lieberman Chairman of the Board

[__], 2025

APPENDIX A

ENTERA BIO LTD.
DIRECTORS AND OFFICERS COMPENSATION POLICY

1.	PURPOSE

This document is designed to determine, describe and detail the policy of Entera Bio Ltd. (the “Company”) with respect to the Terms of Office and Employment of the Company's Office Holders (as defined hereunder), its components and the manner in which they are determined, inter alia, in accordance with the provisions of the Israeli Companies Law, 5759-1999, or "Companies Law" (the “Compensation Policy” or “Policy”).

2.	DEFINITIONS

“Office Holders” - as such term is defined under the Companies Law, including members of the Company's board of directors, or the Company's general manager, chief executive officer (CEO), a deputy chief officer, chief financial officer, and any person holding such position in the Company, irrespective of his or her title, and also any manager who reports directly to the CEO of the Company (i.e., C-level officers).

“Officers” - the Company's general manager, CEO, a deputy chief officer, chief financial officer, and any person holding such position in the Company, irrespective of his or her title, and also any manager who reports directly to the CEO of the Company (i.e., C-level officers).

“Directors” - members of the Company's board of directors.
“Terms of Office and Employment” of Office Holders – as such term is defined under the Companies Law.

Terms not otherwise defined herein shall have the meaning ascribed to them in the Companies Law, unless the context dictates otherwise. To the extent any provision herein conflicts with the conditions of any applicable law, the provisions of such applicable law shall prevail over this Policy, and the Company's board of directors (the “Board”) is empowered hereunder to interpret and enforce such prevailing provisions. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

3.	CONSTRUCTION; EFFECT

This Compensation Policy shall take effect as of the date of its approval by the general meeting for three years, in accordance with the provisions of the Companies Law (the “Effective Date”), and shall apply to the Terms of Office and Employment of Office Holders that are approved following the Effective Date.

This Policy shall not apply, shall have no effect with respect to, or derogate from, any Terms of Office and Employment of any Office Holder which are in effect prior to the Effective Date.

Nothing in this Policy shall confer upon any person, including, any Office Holder, any rights, entitlements, benefits or remedies whatsoever, including any right or entitlement to any compensation, remuneration or benefits of any kind or nature. The Terms of Office and Employment of an Office Holder shall only be as set in an agreement between such Office Holder and the Company or in a written undertaking of the Company or in a resolution of the Company's Compensation Committee, Board and shareholders (to the extent shareholder approval is required by law) setting forth the Terms of Office and Employment and their applicability to the relevant Office Holder.

The provisions of this Policy determine, inter alia, the framework for various components of compensation. Any deviation from this Compensation Policy shall be subject to the approval of the Company’s Compensation Committee, Board and shareholders, to the extent required by law. However, if the applicable corporate organs of the Company determine, with respect to a specific Office Holder, that such Office Holder is entitled to compensation components that are inferior to those indicated herein, such shall not be deemed as deviation from the Compensation Policy.

To the extent that after the Effective Date a relief is granted as to the mandatory or minimum requirements prescribed by applicable law to be included in a Compensation Policy, or any limitation contained in this Policy is more stringent than that required by applicable law, then such relief or less stringent limitation shall be deemed incorporated by reference into this Policy notwithstanding anything else to the contrary, unless otherwise determined by the Board.

4.	GENERAL BACKGROUND

4.1.	Objectives

This Compensation Policy is designed to promote and advance the Company's long-term objectives, work plans and  policy, and  to  create appropriate incentives subject to any law, taking into consideration, inter alia, the Company’s risks management policy, in  view of the Company's size, the nature of its activities and its financial state.

In support of this goal, compensation practices, including variable compensation, for the Company's Office Holders, are designed to meet the following objectives:

4.1.1.	Improve business results and strategy implementation, and support the Company’s work-plans, from a long-term perspective;

4.1.2.	Align Officers’ and Directors' interests with those of the Company and its shareholders and incentivize Officers and Directors to create long- term economic value for the Company;

4.1.3.	Create motivation for Office Holders to attain a high level of business achievements without taking unreasonable risks;

4.1.4.	Create a clear line-of-sight between Officers’ and Directors' compensation and both Company and individual performance;

4.1.5.
Establish an appropriate balance between the various compensation components - fixed vs. variable compensation, quantitative and measurable components vs. discretionary components, short-term vs. long-term components, compensation in cash vs. equity-based compensation and benefits and perquisites, to ensure sustained business performance over time; and

4.1.6.	Utilize market benchmark compensation tools to ensure our Officers and Directors are compensated fairly and best practices are implemented.

4.2.	Primary Bodies Involved in Determining the Compensation Policy for Office Holders

The parties involved in determining the Company's Compensation Policy are:

•
The Compensation Committee – (i) makes recommendations to the Board regarding the approval of the Compensation Policy for Office Holders and any extensions and updates to the Policy to the extent required; (ii) approves the Terms of Office and Employment of Office Holders; and (iii) subject to certain requirements prescribed by the Companies Law, may determine to exempt a transaction from shareholder approval.

•	The Board of directors – (i) approves the Compensation Policy for Office Holders; (ii) periodically reviews the Compensation Policy; and (iii) is responsible for updating it as and when necessary.

•	The General Meeting (shareholders) - approves the Compensation Policy, as required by law.

The Compensation Committee and the Board shall review this Compensation Policy from time to time, as required by the Companies Law. This Compensation Policy shall be brought for reconsideration and re-approval, as required by the Companies Law (currently, every three years).

4.3.	Business Environment and its Impact on Compensation of Office Holders

The Company's Compensation Policy was designed, inter alia, to ensure the Company's ability to recruit and retain the highly talented Office Holders with appropriate qualifications, in accordance with and subject to the objectives of the Compensation Policy set forth in Section 4.1, including the promotion of the Company's goals in the long-term.

5.	OFFICE HOLDER’S COMPENSATION IN VIEW OF COMPANY VALUES AND BUSINESS STRATEGY

5.1.	Compensation According to the Office Holder’s Characteristics and Experience

Office Holder's Terms of Office and Employment shall be determined, for each of the various compensation components, while taking into account the Office Holder’s education, skills, qualifications, expertise, professional experience and accomplishments, as well as the Office Holder's position, areas and scope of responsibilities and his or her prior compensation agreements.

5.2.	Ratio Between Office Holders Compensation and Compensation of Other Company Employees

Nevertheless, since the Company employs a relatively small number of employees most of whom have unique professional expertise, the Company attaches importance to the creation of appropriate compensation for all of its employees and in preserving reasonable gaps between the overall cost of the Terms of Office and Employment of Office Holders and the overall cost of salary (including any payment or benefit) of the other Company employees.

In determining the Terms of Office and Employment of Office Holders, the Compensation Committee and the Board will examine, inter alia, the ratio between the overall Terms of Office and Employment of Office Holders and the average and median salary of the Company's employees and contractors other than the Company's Office Holders, as well as the possible ramifications of such ratio on the work environment in the Company.

The Compensation Committee and the Board have examined the current ratio, and believe that this ratio is appropriate and reasonable, taking into account the size and nature of the Company, its value, scale of business, the mixture of manpower, its field of business and its ramifications on the work environment of the Company.

5.3.	Relationship Between the Company's Business Results and Office Holders Compensation

The Company's policy is that the overall Terms of Office and Employment for Officers should be considerably influenced by its business results as well as the individual contribution, responsibility and  professional  expertise of each  Officer to  the achievement  of these results. The influence of the business results and the individual contribution on the compensation shall increase the higher the Office Holder's position is. In accordance, the higher the position is, the weight of the variable compensation that is performance based in relation to the overall Terms of Office and Employment shall increase, all as specified in Section 4.2 below.

6.	PRIMARY CONCEPTS OF THE COMPENSATION POLICY

6.1.	Overall Compensation Concept

The Company's Compensation Committee and Board believe that the overall compensation of each employee, and in particular of Office Holders, should be comprised of a number of different components, such that each element rewards the employee for a different element of his or her contribution to the Company, thus achieving the objectives of the Company's Compensation Policy:

•
Base salary - designed to partially reward the Office Holder for his or her devotion and contribution to the performance of his or her role and the daily performance of his or her tasks. The base salary takes into account the Office Holder's skills, experience, expertise, education, professional qualifications etc., and the requirements of the role and the responsibilities and authorities it carries.

•
Benefits and perquisites - some of which are mandatory according to law (such as pension, severance pay, vacation days, sick  leave, recuperation pay, etc.), some of which are common market practice (such as health insurance, further education funds, all which  may  have certain tax benefits for the employee and the Company) and others are designed to compensate the employee for expenses incurred in fulfilling the position (such as car lease, travel expenses, phone, etc.).

•
Variable performance-based awards (e.g. annual bonus) - designed to reward the Office Holder for his or her achievements and contribution to attaining the Company's goals during the course of the period for which the variable compensation is paid and to supplement the base salary. The weight of variable performance-based compensation in relation to the overall compensation shall increase the higher the Officer’s position is.

•
Equity-based compensation - designed to link long-term shareholder returns and the compensation of Office Holders of the Company. Equity- based compensation creates a correlation between the interests of employees and Office Holders and the interests of the  Company’s shareholders, and assists in creating motivation and in retaining the key personnel in the Company.

6.2.	Ratio Between Variable and Fixed Components of the Compensation Package

The rate of the annual variable components (including, without limitation, cash bonuses, performance-based awards and equity-based awards) of the Office Holders overall annual compensation package (comprised of the base salary and variable components) shall not exceed the 80% of the Office Holder's total compensation package.

A deviation of up to 10% of these terms shall not constitute a deviation or deflection from the compensation policy.

Note that this refers to the planned ratio only, assuming the receipt of the target bonus as stated in this policy. The actual ratio between the components of the compensation package, in a given year, may be different due to underperformance or overachievement impacting the variable compensation, as stated in this Policy.

6.3.	Market comparison (benchmark)

To determine the salary for the recruitment of our new Office Holders, a comparison shall be made of the acceptable salary in the market for similar positions in companies similar to the Company (“Peer Group”). For purposes of the foregoing comparative studies, companies meeting the following characteristics shall be selected:

•	Companies operating in the field of biotech, pharmaceutical, drug development or other related fields;

•
Israeli companies whose shares are traded on the NASDAQ Stock Market or NYSE to the extent practicable, based in Israel, and preferably, with officers residing in the US; if the number of such companies is lower than 10, the Peer Group may also include US companies; and

•
Companies of similar size in the following financial dimensions: market cap, shareholder equity, balance sheet, sales turnover, operating profit and/or net profit, as provided in the most updated published information or the Company's last annual report.

The Company shall make reasonable efforts to include at least 10 companies in the Peer Group (but in no event less than 5 companies).

The comparative study shall address all the components of the compensation package and shall include (to the extent the information is available):

•	the acceptable range of base salaries for similar positions (including the split within the range);

•	the acceptable range for annual bonuses;

•	the acceptable range for equity-based compensation; and

•	the benefits and perquisites that are acceptable in the market.

7.	COMPENSATION COMPONENTS

7.1.	Base Salary

7.1.1.	Determination of the base salary for Officers

The base salary for an Officer shall be determined during the course of negotiations for his or her employment in the Company, which shall be conducted by the person who shall directly supervise the Officer (for the CEO - the chairman of the Board, for any other Officer - the Company's CEO, or whoever is appointed on behalf of the chairman or CEO for such purposes). The Officer’s intended supervisor may determine the base salary within the range determined in the directives of this policy (as detailed in the following table in Section 7.1.1.3 below) and the salary shall be brought before the relevant Company organs for approval, as required by law.

In determining the base salary, the Office Holder’s characteristics and experience, as provided in Section 5.1 above, shall be taken into consideration, as well as the acceptable salary conditions for similar positions in Peer Group companies, as other companies which compete with the Company for similar talents. The Company's financial state and cash position at the time of recruitment shall also be taken into consideration.

The base salary shall also be subject to any requirements or restrictions prescribed by the Companies Law, U.S. securities laws, NASDAQ rules, any other applicable law from time to time, and (with regard to U.S. based Officers) evolving best practices among shareholder advisory and institutional investor groups.

The Company believes that the emphasis of its Compensation Policy should be on performance based compensation, and therefore, the Company's policy is to determine a base salary which is targeted at the median salary in the relevant market for similar positions (including in Peer Group companies), alongside variable performance based compensation and long-term compensation components that will bring the Officer’s overall compensation to a level which will allow the Company to recruit and retain the highly talented management personnel it requires for continuation of its success.

Since Officers hold management positions within the meaning of the Hours of Work and Rest Law, 5711-1951, Officers shall not be entitled to compensation for overtime work or work on the day of rest.

7.1.1.1.
Internal comparison - in determining the salary for the recruitment of a new Officer, the following considerations shall be taken into account, as well as their potential impact on the Company’s labor relations as a whole and within the management team:

•	The gap between the proposed salary of the Officer and the salary of the other Officers of the Company.

•	The ratio between the proposed salary of the Officer and the salary of the other employees of the Company.

•	If there are Officers with similar positions in the Company - the gap between the proposed salary of the Officer and the salary of Officers in similar positions.

•	The geographical location of the Officer.

7.1.1.2.
Geographical Location - To the extent necessary, the Company may employ an Officer outside of Israel. In such case, the process of determination of his or her salary, shall be adjusted to the country where such Officer is employed. In the event that the salary of Officers who are candidates for employment abroad deviates from this policy, the salary shall be considered as deviating from this Policy and shall be subject to the approval process required for compensation in deviation from the Policy.

7.1.1.3.	The maximum amount of monthly salaries for Company's Officers shall be:

Rank	Maximum
CEO	$50,000
C-level Officers	$35,000

A deviation of up to 10% above and below the ranges detailed in the table shall not constitute deviation from the Compensation Policy.

The base salaries of the Company's Officers shall be linked to the Consumer Price Index (or a similar index customary in the country in which the employee is located, if not Israel).

7.1.2.	Periodical review and update of salary

In order to retain Office Holders other than non-employee and non-executive Directors, such Office Holders' base salary shall be reviewed annually by the Compensation Committee and the Board, taking into consideration the challenges of the given year and the following year, the complexity of such  Office Holders’ roles, their scope and importance to the Company's performance - all based upon the Company's resources and in comparison to the acceptable salary for similar roles in the relevant market. To the extent necessary, a proposal regarding an increase to all or any of the Office Holders' salaries shall be prepared and brought before the Company's relevant organs for approval, as required by law.

7.2.	Variable Compensation

Variable compensation components are intended to achieve, inter alia, the following objectives:

•
To link Office Holders' compensation to the Company's achievement of business goals and targets and the maximization of its profits, with a long-term view and in accordance with the office holder's position, and align Office Holders’ interests with those of the Company and its shareholders.

•	Increase the Officers' motivation to attain a high level of business achievements without taking unreasonable risks.

•	Correlating some of the Company's payroll costs with its performance and enhancing its financial and operational flexibility.

7.2.1.	Annual bonus

The Company's Officers shall be entitled to an annual bonus, based upon the annual bonuses plan, which shall be brought before the Compensation Committee and the Board for approval.

7.2.1.1.
Principles

Annual bonuses for Officers shall be calculated according to an annual bonus plan, to the extent it is determined and approved by the Company's Compensation Committee and Board, at the beginning of each calendar year for which the bonus is paid. The annual bonus plan shall be comprised of the following provisions:

•
Payment thresholds, based on one or more quantitative financial Company performance measure(s) during the year for which the bonus is paid (such as capital investments, cash balance relative to equity, obtaining approval from the authorities in the target markets, and other quantitative performance measures suitable to the company). The Compensation Committee and the Board shall determine the measure according to the Company's targets for the bonus year, based on the Company's short and long term objectives. If an Officer does not meet the threshold performance measures in a given calendar year, calculated on a weighted average basis, he or she will not be entitled to an annual cash bonus. The lower percentage threshold is 75 % for each Officer. The Compensation Committee and the Board may determine that in respect of any specific year, all or any particular Officer or Officers shall not be entitled to any annual bonus.

•
Target bonus for each Officer - the target bonus is the annual cash bonus amount to be paid to an Officer upon achievement of 100 % of the Officer's performance measures. The target bonus shall be set in monthly employer salary cost multiplier terms. A target  bonus shall be identical for each Officer of a particular rank and shall not exceed the following:

Rank	Target bonus (multiplier of monthly employer salary cost )
CEO	12
C-level Officers	10

•
Maximum bonus (in terms of a salary multiplier) is the maximum annual cash bonus to be paid to an Officer upon achievement of 125 % of the Officer's performance measures. The maximum bonus (bonus cap) for all Officers shall be 18 times the applicable monthly base salary ;

•	The measures according to which the bonus shall be calculated for each Officer and their relative weights, in accordance with Section 7.2.1.2 below;

•	The performance measures and targets, for the bonus year.

7.2.1.2.
Determining the bonus plan performance measures and targets

Personal targets and performance measures shall be determined by the Compensation Committee and the Board for the CEO, and by the CEO for each of the other Officers of the company. The Officer's performance shall be measured according to such personal targets and performance measures. A weight shall be assigned to each measure for determining the annual bonus for each Officer, and the bonus paid to the Officer shall be determined in accordance with the weighted percentage of meeting the targets, as described below. There shall be three main categories of performance measures for each Officer:

•
Company measures - economic or strategic quantitative measures, relating to the Company's performance (capital investment, cash balance relative to equity, obtaining approval from the authorities in the target markets and other quantitative performance measures suitable to the company). These measures shall be the same for all Company Officers, and shall determine up to 40% of the total bonus of the Company's Officers.

•
Personal measures - quantifiable and measurable key performance indicators (KPIs) shall be determined for each Officer separately, according to his or her position. These measures shall determine up to 40% of the total bonus of the Company's Officers. The goals for each Officer's personal measures shall be based, to the extent possible, on performance focusing on the long-term view.

•
Managerial appraisal - an evaluation of each Officer’s performance in non-measurable terms. The managerial appraisal shall determine up to 20% of the total bonus of any Officer, including the CEO. At the beginning of each year, qualitative measures shall be determined on the basis of which the appraisal of each Officer shall be made.

The targets in the personal and managerial measures of each Officer shall be determined in accordance with the work plan targets for the bonus year.

7.2.1.3.	Determination of the bonus budget The total annual budget for the bonuses of Company's Officers shall be determined according to the sum of the maximum bonuses of all Officers.

7.2.1.4.
Bonus calculation mechanism

The bonus for each Officer shall be calculated based on the achievement of the targets determined for each Officer for the bonus year.

The bonus for meeting each of such targets will be made on the basis of a pro-rata allocation of the Officers' bonus cap in accordance with the respective weight of each target, subject to the "payment line" formula determined in the annual bonus plan for Officers, which shall be multiplied by the target bonus (the personal bonus) of the Officer for the purpose of calculating the actual bonus.

The “payment line” shall determine:

•	The performance threshold, up to which the Officer shall not be paid any bonus whatsoever, as stated above.

•	The percentage of the target bonus which shall be paid in achieving the lower performance threshold;

•	A maximum bonus, as stated above.

Calculation of the target bonus percentage for each level of performance between the above-mentioned points shall be made by a linear method.

7.2.1.5.	The approval process for the actual bonus

At the end of each year, the extent of meeting targets by each of the Officers shall be determined. The extent of meeting targets of the Officer shall be translated into a rate of target bonus, according to the payment line formula.

The Compensation Committee and the Board shall have the right to reduce the Officers' annual bonus at their discretion, due to circumstances determined by the Compensation Committee and the Board.

The annual bonuses approved by the Compensation Committee and the Board shall be paid to the Officers with the first monthly salary paid after the approval of the annual bonuses by the Board.

7.2.2.	Special bonus

The Company's Compensation Committee and Board shall be authorized to award any of the Company's Officers a one-time special bonus (which is only based on non-measurable criteria) of up to an amount equal to a six month base salary (in addition to the annual bonus), in recognition of a significant achievement or for completion of an assignment, such as completion of a major transaction or achieving a major milestone with material effect over the Company's business, subject to applicable law. Such bonus is individual for any Officer and should be approved by the Company’s Compensation Committee and Board. Notwithstanding the aforesaid, the Company shall be authorized to award a special cash bonus which is only based on non-measurable criteria, only if the annual value of such bonus does not exceed an aggregate three months base salary, subject to applicable law.

7.2.3.	Equity-Based Compensation

The Company's Compensation Committee and Board believe that as part of the Office Holders' total compensation package, it is appropriate to offer a component of equity-based compensation, as customary by companies whose shares are publicly listed on the NASDAQ Stock Market or any other stock exchange, for the purpose of advancing the interests of the Company's shareholders by enhancing the Company's ability to attract, retain and motivate individuals to perform at the highest level. By virtue of the long-term nature of equity-based compensation plans, they support the Company's ability to retain senior managers in their position for the long term.

In view of the advantages of equity-based compensation plans, the Company shall offer its Office Holders, including directors (subject to the provisions of the Compensation Regulations), participation in an equity-based compensation plan according to the provision set forth below:

7.2.3.1.
Equity Incentive Plan

Subject to the approval of the Company's competent organs, as prescribed by law, the Company may offer Officers and Directors participation in an equity-based compensation plan (“Equity Incentive Plan”), which may  include  options to  purchase  shares, share appreciation rights, restricted shares, restricted share units, performance awards or other share-based awards (herein described collectively as “Awards”). The Equity Incentive Plan may provide for granting Awards in compliance with Section 102 of the Israeli Income Tax Ordinance, 5721-1961 in the "capital gains track", as applicable.

The Equity Incentive Plan, shall include the following:

•	The maximum number of securities available for issuance under equity incentive awards, and the dilution rate resulting from grants;

•	The method of allocating the grants among grantees;

•	Reserve pool for grants to Office Holders who may join the Company in the future, during the course of the term of the plan;

•
The vesting conditions for grants under the Equity Incentive Plan will be determined by the administrator and, in the case of restricted shares and restricted share units, will be set forth in the applicable Award  documentation.

•
Options and share appreciation rights will have an exercise price determined by the administrator, that is no less than fair market value of the underlying ordinary shares on the date of grant, and subject to applicable law, unless otherwise approved by the Company’s shareholders from time to time;

•	The expiration date of the Awards - up to 10 years from the date of grant; and

•
Terms upon termination of employment or service (due to dismissal, resignation, death or disability) and change of control. The Equity Incentive Plan shall include a definition of a change of control, and  the actions the Compensation  Committee may  take in the event of a change of control with respect to awards outstanding. In the event of a structural change of the Company (i.e., a transaction in which the Company's shares immediately prior to the transaction are converted into or exchanged for shares that represent at least a majority of the share capital of the surviving corporation, such as a re-domestication of the Company  or a share flip), outstanding awards will be exchanged or converted into awards to  acquire shares of the Company  (if it is the surviving corporation) or the successor company in accordance with the applicable exchange ratio.

7.2.3.2.	Grants

Awards shall be granted to Office Holders of the Company in accordance with the terms of the approved Equity Incentive Plan, subject to the approval process required pursuant to the Companies Law.

When a new Office Holder joins the Company during the course of a plan, and granted an Award, such Award shall be granted out of the reserve determined in the Equity Incentive Plan.

Awards shall be granted from time to time and be individually determined and awarded, inter alia, according to the following considerations:

•	The Office Holder's contribution to the Company's performance;

•	The Office Holder's ability to influence the Company's future and performance;

•	The mix of compensation components to which the Office Holder is entitled and the desired mix of Awards;

•	The Office Holder's performance, skills, qualifications, experience, role and personal responsibilities; and

•	The desired competitive levels and dilution or pool limits.

7.2.3.3.	Maximum Value of Equity-Based Compensation The maximum value of equity-based compensation for all Officers, as of the grant date, shall be up to 25 monthly base salaries.

7.3.	Additional Benefits and Perquisites

7.3.1.
Benefits and perquisites (such as medical and health insurance, life insurance, savings, provident fund, vacations and sick days) may be granted to Officers in order, among other things, to comply with legal requirements (compensation packages may vary – based on the residence of the Company's Officers – US or Israel).

7.3.2.
The Company may offer additional benefits and perquisites to Officers, which will be comparable to customary market practices, such as, but not limited to: company car benefits; company cellular phone; meals; etc.; provided however, that such additional benefits and perquisites shall be determined in accordance with the Company's policies and procedures.

7.3.3.
The Company may determine in its contractual engagement with the Officer that it would bear part, or all, of the expenses incurred by the Officer for the discharge of his or her duties, in accordance with the terms of the Company's policy in this regard.

8.	TERMINATION OF OFFICE CONDITIONS

8.1.	Advance Notice

An Officer shall be entitled to an advance notice period, in accordance with and subject to the provisions of the employment agreement and/or contractual engagement entered between the Officer and the Company, and in the absence of an advance notice provision in such agreement or engagement, as determined by applicable law. In any event, the advance notice period shall not exceed four months. During the course of the advance notice period, the Officer shall be required to continue to fulfill his or her position, unless the CEO (and in respect of the CEO, the Board) decides to release him or her from this obligation, and he or she shall be entitled to the continuation of all Terms of Office and Employment without change, during such period, with the exception that equity awards continuation shall be subject to the terms of the Equity Incentive Plan.

8.2.	Severance Payment

Officers shall be entitled to a severance payment (other than termination under circumstances which deprive the Officers of severance pay under Israeli law) of up the greater of (i) the minimum amount required under applicable law; (ii) any amount provided under the Officer's employment agreement and/or contractual engagement, entered into prior to the Effective Date of this Policy; and (iii) a cap of two times the Officer's monthly salaries per each year of service.

8.3.	Retirement and Termination Awards

As a general rule, no retirement and termination awards shall be determined in the Officers' personal employment agreements. The Compensation Committee and the Board (and as required by law, the shareholders), may approve a retirement award to Officers, in an amount not exceeding the following maximum amounts:

•	Employed by the Company as Officer for up to five years: up to 3 monthly base salaries.

•	Employed by the Company as Officer for five years or more: up to 6 monthly base salaries.

The retirement bonus may be granted after examining the Terms of Office and Employment during the Officer's employment period and the Company’s performance during such period, and may be approved in one or more of the following cases

•	Certain change of control related cases;

•	During his or her employment period the Officer has made a special contribution to the advancement of the Company’s business as shall be determined by the Compensation Committee;

•	In respect of any Officer other than the CEO, the CEO has recommended granting a retirement bonus.

Retirement bonus, if such is approved, shall be paid upon termination of employment relationship and shall be equal to the months approved multiplied by the (gross) base salary to which the Officer was entitled upon termination of his or her employment with the Company. Retirement bonus for Officer other than the CEO shall not include associated benefits. The retirement bonus for the CEO shall include accompanying benefits in accordance with the CEO’s employment agreement.

8.4.	Non-Competition

Officers shall undertake in writing, at the time they enter into an employment agreement with the Company, to refrain from competing with the Company in accordance with and  subject to  the provisions of the employment agreement and/or contractual engagement entered  between  the Officer and the Company. The non-competition provision applies for a period which is generally not less than 12 months following termination of employment. We have entered into written employment agreements with all of our Officers who are employed in the Company at the date of publication of the Policy. Each of these agreements contains provisions regarding confidentiality, non-competition/non-solicitation   and   ownership of intellectual property.

9.	NON-EXECUTIVE DIRECTORS' COMPENSATION

The Company aims to attract and retain talented directors with excellent educational background, qualifications, skills, expertise, professional experience and achievements, by providing a fair and competitive compensation program.

The compensation of non-employee and non-executive Directors of the Company shall be determined pursuant to the provisions of the Companies Law.

Elements:

•	Board Membership Fee. non-executive Directors will generally be entitled to receive an annual cash payment by virtue of their membership on the Board.

•
Committee Membership Fee. non-executive Directors will generally be entitled to receive an annual cash payment by virtue of their membership on one or more committees of the Board (which payments may vary by committee).

•	Board/Committee Chair Fee. The chair of the Board and/or the chair of the Board committees may also receive additional annual cash payments for their extra service in such capacities.

•
Equity-Based Compensation. non-executive Directors may also receive equity-based awards, which are intended to align directors’ interests with those of the Company and its shareholders over the long term. Such awards will generally be granted on an annual basis or on such other basis or in such other intervals all as approved by the Company’s shareholders from time to time.

•
Special Contribution. Any non-executive Director who takes on increased duties on behalf of the Company as determined by the Board, may receive additional payments, in recognition of their increased duties, subject to applicable law.

•	Insurance, Indemnification, Release. non-employee and non-executive Directors shall also be entitled to insurance, indemnification and release arrangements, as provided below.

The above compensation is designed to compensate directors for their services to the Company, without payment of additional per-meeting fees. Applicable value-added tax will be added to such compensation in accordance with applicable law.

The Company may reimburse or cover its non-executive directors (including travel and related expenses) incurred in connection with Board and its committees meetings or performing their services for the Company.

10.	OFFICE HOLDERS' INSURANCE, INDEMNIFICATION AND RELEASE

Office Holders may be covered by Directors' and Officers' liability insurance which the Company shall acquire, from time to time (the “Insurance Policy), in accordance with the Company's Articles of Association and the provisions of applicable law, including the Companies Law and the Companies  Regulations  (Reliefs  Regarding Transaction with Interested Parties), 2000 (the “Relief Regulations”). Subject to the provisions of the Relief Regulations, the approval of the acquisition, extension, renewal or replacement of the Company's Insurance Policy shall only require the approval of the Company’s Compensation Committee provided that the Insurance Policy is on market terms and the Insurance Policy is not likely to materially impact the Company’s profitability, assets or obligations. Such insurance coverage may include “run-off” provisions covering the Directors’ and Officers’ liability following termination of service or employment.

The Company will release all current and future Office Holders from liability for actions taken in the performance of or related to the Director’s or Officer’s duties and provide each of them with indemnification to the fullest extent permitted by law and the Company's Articles of Association.

The Company awards, and shall continue to award, indemnification undertakings to Office Holders, to the extent permitted  by  the Companies Law and the Company's Articles of Association.

11.	GENERAL DISCRETION; CLAWBACK

11.1.	General Discretion

•	The Compensation Committee and the Board may, at their sole discretion, approve compensation terms that are lower than the thresholds and benchmarks described herein.

•	The Committee and the Board have the right to reduce any variable compensation to be granted to an Office Holder due to any circumstances determined by the Compensation Committee and the Board.

11.2.	Non-Material Updates

Subject to the provisions of the Companies Law, (i) a non-material update to the Terms of Office and Employment of an Officer other than the CEO may be approved by the CEO of the Company (and shall not require the approval of the Compensation Committee); and (ii) a non-material update to the Terms of Office and Employment of the CEO may be approved by Compensation Committee (and shall not require the approval of the Board and/or the general meeting) , provided that the updated terms are consistent with this Policy.

11.3.	Clawback

The Company's Office Holders are required to return any compensation paid to them (including any incentive-based compensation granted to them) on the basis of results included in financial  statements that turned out to be erroneous and were subsequently restated, during the three year period  following  filing  thereof. In such  case, compensation amounts will be returned net of taxes that were withheld thereon, unless the Office Holder has reclaimed or is able to  reclaim such  tax  payments from the relevant tax authorities (in which case the Office Holder will also be obligated to return such tax amounts).

The Officer shall refund the surplus bonuses sums, within one year from the date of the Company's notice with respect thereto, linked  to  the consumer price index, and if the Officer has received less, the Company shall pay the missing bonus amounts together with the next monthly salary. The Company, by written notice to the Officer 60 days in advance, may set-off all or part of the surplus bonuses sums from the bonuses owing to the Officer in respect of the following years.

For the avoidance of doubt, the terms of this Compensation Policy shall be in addition to, and shall not derogate from, the terms of the Company's Clawback Policy as may adopted or in effect from time to time, in compliance with Rule 10D-1 under the Exchange Act and the appliable Nasdaq rules (the “Clawback Policy”) or Section 304 of the Sarbanes-Oxley Act of 2002. Without limiting the foregoing, in the event of a conflict or inconsistency between the Compensation Policy and the Clawback Policy with respect to clawback's aspects, the Clawback Policy shall prevail.

12.	HEDGING AND PLEDGING

Officers and directors are prohibited from hedging or pledging their equity awards and any other Company securities. The no-hedging policy applies to each director and Officer until one year following termination of such director’s term of office or such Officer’s termination of employment, as applicable. Furthermore, Officers and directors may not pledge or use their equity awards or any other Company securities held by them as collateral for loans unless otherwise approved by the Compensation Committee and Board.

13.	RESERVED.

14.	MAINTENANCE OF THE COMPENSATION POLICY

14.1.	The Company’s Compensation Committee shall be responsible for maintaining the Compensation Policy updated.

14.2.	Updates to the Compensation Policy shall be approved by the Compensation Committee, the Board and the shareholders, as required under the Companies Law.

ENTERA BIO LTD.

PROXY CARD

FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JULY 16, 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ms. Miranda Toledano and Ms. Dana Yaacov-Garbeli as the true and lawful attorneys-in-fact, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote, on behalf of the undersigned, all of the ordinary shares of Entera Bio Ltd. (the “Company”), held of record in the name of the undersigned at the close of business on Tuesday,  May  20,  2025, at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”). The Annual Meeting is scheduled to be held on Wednesday, July 16, 2025, at 08:00 AM Eastern Time at Kiryat Hadassah, Minrav Building – Fifth Floor, Jerusalem Israel 9112002.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to the proposals described below, this Proxy will be  voted identical to the Board of Directors’ recommendation with respect to such proposal and in such manner as the holder of the proxy may determine with respect to any other business as may properly come before the Annual Meeting or all and any adjournments or postponements thereof. Any and all proxies heretofore given by the undersigned are hereby revoked.

The undersigned acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement of the Company relating to the Annual Meeting.

(Continued and to be signed on the reverse side)

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

ENTERA BIO LTD.

Wednesday, July 16, 2025

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.	COMPANY NUMBER
ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/22270
    Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

00033030303030300000 6                                                             071625

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS ON THE AGENDA OF THE MEETING.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
FOR	AGAINST	ABSTAIN
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.	1.	To elect Ms. Haya Taitel as a Class II member of the Board of Directors of the Company (the “Board”) until the 2028 Annual Meeting.	☐	☐	☐

	2.	To ratify and approve the revised compensation terms, as described in the accompanying proxy statement, to Miranda Toledano, our Chief Executive Officer and a Director.	☐	☐	☐

PLEASE NOTE that by signing and submitting this proxy card, you declare that you have no personal interest in items 2, 3, 4 and 5 except for a personal interest of which you have notified the Company about in writing, as required under the Israeli Companies Law 5759-1999. For further information, please see the proxy statement.

	3.	To ratify and approve the revised compensation terms, as described in the accompanying proxy statement, to Gregory Burshtein, our Chief of Research & Development.	☐	☐	☐

	4.	To ratify and approve the revised compensation terms, as described in the accompanying proxy statement, to Dana Yaacov-Garbeli, our Chief Financial Officer.	☐	☐	☐

	5.	To ratify and approve the amended and restated compensation policy for the directors and officers of the Company as described in the accompanying proxy statement and attached as Appendix A thereto.	☐	☐	☐

6.
To ratify and approve, on an advisory, non-binding basis, the compensation paid to our named executive officers, including the compensation tables and narrative discussion, as described in the accompanying proxy statement.
			☐	☐	☐

7.
To ratify and approve the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, or PwC, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2025, and authorize the Board, (or the Audit Committee, if authorized by the Board) to determine the compensation of the auditors in accordance with the volume and nature of their services.
			☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Name & Signature of shareholder	Date:	Name & Signature of shareholder (if joint)	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.